Exhibit 10.10

PURCHASE AND SALE AGREEMENT

ARTICLE 1:  PROPERTY/PURCHASE PRICE

1.1Certain Basic Terms.
(a)Purchaser and Notice Address:	North De Anza Boulevard, LLC c/o Cantor Fitzgerald 110 East 59th Street New York, New York 10022 Attention: Roger Shreero Phone: (212) 915-1712 E-mail: roger.shreero@cantor.com
With a copy to: With a copy to:

North De Anza Boulevard, LLC

c/o Cantor Fitzgerald
110 East 59th Street
New York, New York 10022
Attention: Legal Department: John Jones
E-mail: jjones@cantor.com

Seyfarth Shaw LLP
Two Seaport Lane
Boston, Massachusetts 02210
Attention: Andrew Pearlstein
Phone: (617) 946-4965
E-mail: apearlstein@seyfarth.com

(b)Seller and Notice Address:

De Anza DH Properties LLC

1000 Maine Ave, SW, Suite 300

Washington, DC 20024

Attention:  Peter T. Jun

Telephone:  (212) 561-2822

Telephone:  (202) 741-3800

Alt. Telephone (c/o Max Frankel):  (415) 277-6822

E-mail:  peter.jun@madisonmarquette.com

With a copy to:	De Anza DH Properties LLC 1000 Maine Ave, SW, Suite 300 Washington, DC 20024 Attention: Nichole Flippen, Legal Department Telephone: (202) 741-3818 Email: Nichole.Flippen@MadisonMarquette.com
and:

Mayer Brown

1221 Avenue of the Americas

New York, New York  10020

Attention:  Kwon Lee, Esq. and Boise Ding, Esq.

Telephone:  (212) 506-2894 and (213) 229-5180

E-mail:  kwon.lee@mayerbrown.com and bding@mayerbrown.com

(c)Date of this Agreement:	The date of the Opening of Escrow
(d)Purchase Price:

$63,750,000.  The parties agree however that (i) no portion of the Purchase Price is allocated to the Personal Property and (ii) each of their respective transfer or tax declarations or filings shall be made consistent with this allocation.

(e)Earnest Money:

$2,000,000 (comprised of an initial earnest money deposit of $1,000,000 (the “Initial Deposit”) and a second earnest money deposit of $1,000,000 (the “Additional Deposit”)) together with any other deposits of earnest money made pursuant to the terms of this Agreement.  The definition of “Earnest Money” includes any interest earned thereon.

(f)Due Diligence Period:	The period commencing on the Date of this Agreement and expiring on June 4, 2021
(g)Closing Date:	June 29, 2021; provided, however, with at least seven (7) business days prior written notice to Seller Purchaser may extend the Closing Date up to July 8, 2021.
(h)Title Company	First American Title Insurance Company 777 South Figueroa St., 4th Floor Los Angeles, CA 90017 Attn: Liz Thymius, Sr. Telephone: (213) 271-1744 Email: faca-ra-teamthymius@firstam.com
(i)Escrow Agent:	First American Title Insurance Company 777 South Figueroa St., 4th Floor Los Angeles, CA 90017 Attn: Ginger Grantham Telephone: (213) 271-1703 Email: ggrantham@firstam.com
(j)Broker:	Colliers
(k)Opening of Escrow:

The date Escrow Agent has received executed counterpart copies of this Agreement from both parties and has been instructed by both parties to open escrow by assembling such counterparts and releasing to each party a fully executed copy of this Agreement.  The date of the Opening of Escrow shall be evidenced by the date of execution by Escrow Agent as shown on the signature page of Escrow Agent attached hereto

1.2Property.  Subject to the terms of this Purchase and Sale Agreement (this “Agreement”), Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, all of Seller’s right, title and interest in and to the following property (the “Property”):

(a)The real property described in Exhibit A attached hereto, together with the buildings, (“Buildings”) and improvements thereon (the “Improvements”), and all appurtenances of the above-described real property, including easements or rights-of-way relating thereto, and, without warranty, all right, title, and interest, if any, of Seller in and to the land lying within any street or roadway adjoining the real property described above or any vacated or hereafter vacated street or alley adjoining said real property (the “Real Property”).

(b)Any and all fixtures, furniture, equipment, and other tangible personal property, if any, owned by Seller presently located on the Real Property, including that listed on Exhibit B attached hereto (the “Personal Property”), but excluding:  (i) any items of personal property owned by tenants, (ii) any items of personal property owned by Seller or any affiliate of Seller located in the office maintained by Seller or such affiliate at the Property, (iii) any photography or marketing materials which Seller does not have a right to transfer, (iv) if the Personal Property includes any computer hardware, any computer software installed therein, and (v) records or files (whether in a printed or electronic format) that consist of or contain any of the following:  appraisals or other valuation information prepared by Seller or a respective affiliate and any documents or information subject to attorney-client privilege or that constitute attorney work product (including, without limitation, audits, financial statements, budgets (other than the operating budget for the calendar year in which the Closing is scheduled to occur), financial analyses and projections); any financing documents; any internal correspondence of Seller, any direct or indirect owner of any beneficial interest in Seller, or any of their respective affiliates, and any correspondence between or among such Seller parties; any report or study that has been superseded in its entirety by a subsequent report or study; and any other information in the possession or control of Seller, Seller’s property manager, or any direct or indirect owner of any beneficial interest in Seller which Seller reasonably deems proprietary or confidential.  (collectively, the “Excluded Materials”).

(c)All of Seller’s interest, as landlord, in the “Leases”, being all leases of the Improvements in effect as of Closing (subject to Section 8.1(c) of this Agreement), including any and all leases, which may be entered into after the date hereof and before Closing as permitted by this Agreement, and including all amendments thereto.

(d)Any and all of the following items, to the extent assignable and without warranty (the “Intangible Personal Property”):  (i) licenses, and permits relating to the operation of the Real Property, (ii) the right to use the name of the Improvements in connection with the Real Property, but specifically excluding any trademarks, service marks and trade names of Seller, (iii) if still in effect, guaranties and warranties received by Seller from any person in connection with the operation of the Property, (iv) any service contracts listed on Schedule 1.2(d) attached hereto, subject to any changes thereto in accordance with Section 4.2 (collectively, the “Service Contracts”) affecting the Property in effect as of Closing, all of which shall be assumed by Purchaser at Closing pursuant to the Assignment.  At Closing, Seller shall terminate any agreements with respect to the management or leasing of the Property to which Seller is a party.

(e)All of Seller’s rights, title and interest as lessee (the “Leasehold”) in, to and under (i) that certain Ground Lease dated July 22, 1983, as amended, by and between Tambellini DeAnza Properties, LLC, a California limited liability company, as lessor (“Tambellini”), and Seller, as tenant, as more particularly described on Exhibit D-1 attached hereto, and (ii) that certain Ground Lease dated February 25, 1982, as amended, by and between Waterdragon 289, LLC, a California limited liability company, as landlord (“Waterdragon”, and individually and collectively with Tambellini as the context may require, “Ground Lessor”), and Seller, as tenant, as more particularly described on Exhibit D-2 (collectively, and as the same may be modified or amended in accordance with this Agreement, the “Ground Leases”).

1.3Earnest Money. The Initial Deposit, in immediately available federal funds, evidencing Purchaser’s good faith to perform Purchaser’s obligations under this Agreement, shall be deposited by Purchaser with Escrow Agent not later than two (2) business days after the Opening of Escrow. Without limiting Purchaser’s right to terminate the Agreement pursuant to Section 2.4, Purchaser’s failure to timely make the Initial Deposit hereunder shall entitle Seller to terminate this Agreement until Purchaser has remitted the Initial Deposit.  In addition, if Purchaser has not terminated this Agreement pursuant to Section 2.4, Purchaser shall remit the Additional Deposit, in immediately available federal funds to Escrow Agent, further evidencing Purchaser’s good faith to perform Purchaser’s obligations under this Agreement, not later than two (2) business days after the expiration of the Due Diligence Period.  In the event that Purchaser has not terminated this Agreement pursuant to Section 2.4, but Purchaser fails to timely deposit the Additional Deposit with the Escrow Agent when required in this Section 1.3, then notwithstanding any provision to the contrary in this Agreement such failure shall automatically terminate this Agreement and Seller shall have the right to retain the Initial Deposit as liquidated damages (and the parties agree to cooperate to provide confirmations of any such termination upon request), whereupon neither party shall have any further obligations under this Agreement other than those obligations which are expressly made herein to survive such termination; provided, however, if any termination of the this Agreement occurs prior to the expiration of the Due Diligence Period then the Earnest Money shall be returned to Purchaser notwithstanding any provision to the contrary.  At Closing, the Earnest Money shall be applied to the Purchase Price.  Subject to Section 1.4, otherwise, the Earnest Money shall be delivered to the party entitled to receive the Earnest Money in accordance with Article 9 of this Agreement.

1.4Independent Consideration.  Notwithstanding any provision to the contrary in this Agreement, the parties agree that a portion of the Earnest Money in the amount of One Hundred and No/100 Dollars ($100.00) (the “Independent Contract Consideration”), is an amount which the parties have bargained for and agreed to as consideration for Seller’s execution and delivery of this Agreement.  Notwithstanding anything to the contrary contained herein, the Independent Contract Consideration is in addition to and independent of any other consideration or payment provided in this Agreement, is nonrefundable in all events, and shall be retained by Seller notwithstanding any other provisions of this Agreement.

ARTICLE 2:  INSPECTIONS

2.1Property Information.

(a)To the extent not done prior to the Date of this Agreement, and to the extent in Seller’s possession, Seller shall deliver or otherwise make available to Purchaser certain Property-related documents (the “Property Information”), including books and records (the “Books and Records”). Seller may establish an electronic data site (the “Property Data Site”) for the purpose of providing the Property Information to Purchaser.  Except for and expressly excluding all Excluded Materials and the like, Seller shall cooperate in good faith with Purchaser to provide Purchaser with all material documents and reports relating to the Property reasonably requested by Purchaser to the extent they are in Seller’s or its agent’s or property manager’s possession, and including without limitation reconciliation backup for additional rent under the Apple Leases.

(b) Seller makes no representations or warranties as to the sufficiency, truthfulness, accuracy or completeness of the Property Information.  The Property Information and all other information, other than matters of public record, furnished to, or obtained through inspection of the Property by, Purchaser, the Purchaser Related Parties (as defined herein) or Purchaser’s lender, will be treated by Purchaser, the Purchaser Related Parties and Purchaser’s lender as confidential, and will not be disclosed to anyone other than on a need-to-know basis to Purchaser’s consultants who agree to maintain the confidentiality of such information, and will be returned to Seller by Purchaser if the Closing does not occur.  Seller assumes no duty to furnish Purchaser with any other existing information, reports or updates of such materials.  Purchaser hereby waives any and all claims against Seller arising out of the sufficiency, truthfulness, accuracy, completeness, conclusions or statements expressed in materials so furnished, and any and all claims arising out of any duty of Seller to acquire, seek or obtain such materials.

(c)This provision shall survive the Closing or any termination of this Agreement.

2.2Inspections.  Subject to the rights of the Ground Lessors and existing tenants of the Property (the “Tenants”), whom the Purchaser hereby agrees not to interview or question (except to the extent expressly permitted under this Agreement) or otherwise disturb, and subject to the provisions of Section 2.3 below, during the Due Diligence Period, Purchaser, at Purchaser’s sole cost and expense, shall be permitted to make a complete review and inspection of the physical, legal, economic and environmental condition of the Property, including, without limitation, any Leases and Service Contracts affecting the Property, Books and Records maintained by Seller or its agents relating to the Property, pest control matters, soil condition, asbestos, PCB, hazardous waste, toxic substance or other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, plans and specifications, structural, life safety, HVAC and other building system and engineering characteristics, traffic patterns, and all other information pertaining to the Property.  Without any other representation or warranty, Seller shall cooperate in Purchaser’s review and provide Purchaser with the opportunity to review leases, financial reports, Books and Records and other third‑party inspection reports and similar materials in Seller’s possession relating to the Property (but expressly excluding the Excluded Materials and any attorney client privileged materials and  appraisals, internal valuations or similar proprietary materials that may be in Seller’s possession (collectively, the “Proprietary Materials”).

2.3Conduct of Inspections.

(a)Inspections in General.  During the Due Diligence Period, Purchaser and its representatives (which shall be deemed to include without limitation all agents and employees of Purchaser) shall have the right to enter upon the Property for the purpose of making non-invasive inspections at Purchaser’s sole risk, cost and expense.  Notwithstanding any provision to the contrary in this Agreement, Purchaser shall not access or inspect the interior of the buildings on the Property without Seller having procured Apple’s consent, which  may be withheld in its sole and absolute discretion, and without Seller (or a representative of Seller) being present. Before any such entry, Purchaser and its representatives shall provide Seller a certificate of insurance showing that Purchaser and its representatives (each through their own insurance policy or by being named an additional insured on a policy of another party also entering the Property to perform inspections) maintain, in full force and effect, a policy of commercial general liability insurance: (A) covering Purchaser’s and its representatives’ activities in connection with the due diligence investigation; (B) in an amount of not less than Two Million Dollars ($2,000,000) general liability and Five Million Dollars ($5,000,000) excess liability, from a company of recognized responsibility, authorized to do business in the state in which the Property is located, with a minimum Best’s rating of A-: VIII; and (C) naming Seller, Madison Marquette, and such other parties as Seller reasonably may request, as additional insureds; and (D) while this Agreement is in effect, requiring at least thirty (30) days written notice to Seller prior to cancellation or reduction in coverage.  Such insurance shall insure against any and all claims for bodily injury, including death resulting therefrom, and damage to or destruction of property of any kind whatsoever and to whomever belonging and arising from the due diligence investigations and whether any portion of such investigation is performed by Purchaser or any of Purchaser representatives, or by any other person. Purchaser shall promptly notify Seller if it obtains written notice of any pending or actual cancellation or reduction in any insurance coverage required by this Section.  All of such entries upon the Property shall be at reasonable times during normal business hours and after at least 48 hours prior notice to Seller or Seller’s agent, and Seller or Seller’s agent shall have the right to accompany Purchaser and its representatives during any inspection activities performed by Purchaser and its representatives on the Property.  Purchaser and its representatives shall not disturb the tenants on the Property, and Purchaser’s and its representatives’ inspection shall be subject to the rights of tenants under the Leases.  If any inspection or test damages the Property, Purchaser will repair such damage and restore the Property to the same condition as existed before the inspection or test  Purchaser shall indemnify, defend and hold harmless Seller and Seller’s partners and their respective shareholders, members, managers, directors, officers, affiliates, tenants, agents, contractors, employees, successors and assigns (“Seller Related Parties”) and the Property from and against any and all losses, costs, damages, claims, or liabilities incurred by Seller or any of Seller Related Parties arising out of any entry or inspections performed by Purchaser or its representatives, provided, that, Purchaser’s indemnity hereunder shall not include any losses, cost, damage or expenses to the extent resulting from the gross negligence or willful misconduct of Seller, or the mere discovery of any pre-existing condition of the Property which is not exacerbated as a result of such inspection.  This indemnity shall survive for a period of two (2) years after the Closing or any earlier termination of this Agreement. Purchaser shall not cause or permit any mechanic’s or other liens or claims to be filed against Seller and/or the Property as a result of Purchaser’s exercising its rights under Section 2.2 or 2.3 and Purchaser shall, at Purchaser’s sole cost and expense, cause any liens so filed to be removed within thirty (30) days after filing.

(b)Environmental Inspections.  The inspections permitted under, but expressly subject to the terms and conditions of, Section 2.2 may include a non-invasive Phase I environmental inspection of the Property, but no Phase II environmental inspection or other invasive inspection or sampling of soil or materials, including without limitation construction materials, either as part of the Phase I inspection or any other inspection, shall be performed without the prior written consent of Seller, which may be withheld in Seller’s sole and absolute discretion, and if consented to by Seller, the proposed scope of work and the party who will perform the work shall be subject to Seller’s review and approval.  Purchaser shall deliver to Seller copies of any Phase I, Phase II or other environmental report to which Seller consents as provided above.

(c)Contact with Tenants and Governmental Authorities. Except as provided below, Purchaser shall not contact any governmental authority having jurisdiction over the Property without Seller’s prior written consent.  At Purchaser’s request, Seller and Purchaser shall schedule tenant interviews at which a representative of Seller may be present; provided, however, Purchaser may contact any tenant without Seller’s prior written consent and without Seller’s representative being present (the “Additional Interviews”) as set forth below. Purchaser acknowledges that the relationship between Seller and such tenants is important to Seller. Accordingly, Purchaser shall conduct the Additional Interviews in a respectful and professional manner and shall limit the frequency of any Additional

Interviews so as not to unduly burden such tenants. Seller’s consent shall not be required with respect to a customary and reasonable Phase I environmental audit and code compliance review of the Property except for any face‑to‑face meetings, for which Seller shall be given at least 2 business days prior notice and an opportunity to be present at any such meeting.

2.4Termination During Due Diligence Period.  If Purchaser determines, in its sole discretion, before the expiration of the Due Diligence Period that the Property is unacceptable for Purchaser’s purposes, Purchaser shall have the right to terminate this Agreement by giving to Seller written notice of termination before the expiration of the Due Diligence Period.  If Purchaser gives such notice of termination within the Due Diligence Period, the Escrow Agent shall refund the Earnest Money to Purchaser, and neither party shall have any further rights or liabilities hereunder except for those provisions which expressly survive the termination of this Agreement.

2.5Purchaser’s Reliance on its Investigations.  Purchaser acknowledges and agrees that (a) the Property is being sold, and Purchaser accepts possession of the Property on the date of Closing, “AS IS, WHERE IS, WITH ALL FAULTS,” with no right of setoff or reduction in the Purchase Price; (b) except for Seller’s express representations and warranties in Section 8.1 or in any of the documents executed by Seller in connection with the Closing and except for the covenants and agreement of Seller expressly set forth in this Agreement (collectively, “Seller’s Warranties”), neither Seller nor any Seller Related Parties has or shall be deemed to have made any verbal or written representations, warranties, promises or guarantees (whether express, implied, statutory or otherwise) to Purchaser with respect to the Property, any matter set forth, contained or addressed in the documents delivered to Purchaser in connection with the Property (including, but not limited to, the sufficiency, truthfulness, accuracy and completeness thereof) or the results of Purchaser’s due diligence; and (c) Purchaser has confirmed independently all information that it considers material to its purchase of the Property or the transaction contemplated hereby.  Purchaser specifically acknowledges that, except for Seller’s Warranties, Purchaser is not relying on (and Seller, for itself and on behalf of the Seller Related Parties, does hereby disclaim and renounce) any representations or warranties of any kind or nature whatsoever, whether oral or written, express, implied, statutory or otherwise, as to:  (1) the operation of the Property or the income potential, uses, or the merchantability, habitability or fitness of any portion of the Property for a particular purpose; (2) the physical condition of the Property or the condition or safety of the Property or any component thereof, including, but not limited to, plumbing, sewer, heating, ventilating and electrical systems, roofing, air conditioning, foundations, soils and geology, including hazardous materials, lot size, or suitability of the Property or any component thereof for a particular purpose; (3) the presence or absence, location or scope of any hazardous materials in, at, about or under the Property; (4) whether the appliances, if any, plumbing or utilities are in working order; (5) the habitability or suitability for occupancy of any structure or the quality of its construction; (6) whether the Improvements are structurally sound, in good condition, or in compliance with applicable laws; (7) the accuracy of any statements, calculations or conditions stated or set forth in Seller’s or the Seller Related Parties’ books and records concerning the Property or set forth in any offering materials with respect to the Property; (8) the dimensions of the Property or the accuracy of any floor plans, square footage, lease abstracts, sketches, or revenue or expense projections related to the Property; (9) the operating performance, the income and expenses of the Property or the economic status of the Property; (10) the ability of Purchaser to obtain any and all necessary governmental approvals or permits for Purchaser’s intended use and development of the Property; (11) the leasing status of the Property or the intentions of any parties with respect to the negotiation and/or execution of any lease for any portion of the Property; and (12) Seller’s ownership of any portion of the Property.  Purchaser further acknowledges and agrees that, except for Seller’s Warranties, Seller is under no duty to make any affirmative disclosures or inquiry regarding any matter which may or may not be known to Seller or the Seller Related Parties, and upon the Closing, Purchaser, for itself and for its successors and assigns, shall be deemed to specifically waive and release Seller and each Seller Related Party from any such duty that otherwise might exist.

Except for the Seller’s Warranties, and except with respect to any claim based upon any Seller’s fraud, upon the Closing, Purchaser, for itself and its partners, members, shareholders, directors, officers, affiliates, agents, contractors, employees, and their respective successors and assigns (“Purchaser Related Parties”), shall be deemed to release Seller and each Seller Related Party from, and waive all claims and liability against Seller and each Seller Related Party for or attributable to, the following:  (a) any and all statements or opinions heretofore or hereafter made, or information furnished, by the Seller or Seller Related Parties to Purchaser or any of the Purchaser Related Parties; and (b) any and all losses, costs, claims, liabilities, expenses, demands or obligations of any kind or nature whatsoever attributable to the Property, whether arising or accruing before, on or after the date hereof and whether attributable to events or circumstances which have heretofore or may hereafter occur, including, without limitation, (i) all losses, costs, claims, liabilities, expenses, demands and obligations with respect to the structural, physical, or environmental condition of the Property; (ii) all losses, costs, claims, liabilities, expenses, demands and obligations relating to the release of or the presence, discovery or removal of any hazardous materials in, at, about or under the Property, or for, connected with or arising out of any and all claims or causes of action based upon CERCLA (Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§9601 et seq., as amended by SARA (Superfund Amendment and Reauthorization Act of 1986) and as may be further amended from time to time), the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§6901 et seq., or any related claims or causes of action or any other federal, state or municipal based statutory or regulatory causes of action for environmental contamination at, in, about or under the Property; (iii) any implied or statutory warranties of any kind or nature regarding or relating to any portion of the Property; and (iv) any tort claims made or brought with respect to the Property or the use or operation thereof.

In addition, Purchaser expressly understands and acknowledges that it is possible that unknown liabilities may exist with respect to the Property and that Purchaser explicitly took that possibility into account in determining and agreeing to the Purchase Price, and that a portion of such consideration, having been bargained for between parties with the knowledge of the possibility of such unknown liabilities shall be given in exchange for a full accord and satisfaction and discharge of all such liabilities.

WITH RESPECT TO THE RELEASES AND WAIVERS SET FORTH IN THIS SECTION 2.5, PURCHASER EXPRESSLY WAIVES THE BENEFITS OF SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

PURCHASER HAS BEEN ADVISED BY ITS LEGAL COUNSEL AND UNDERSTANDS THE SIGNIFICANCE OF THIS WAIVER OF SECTION 1542 RELATING TO UNKNOWN, UNSUSPECTED AND CONCEALED CLAIMS.  BY ITS INITIALS BELOW, PURCHASER ACKNOWLEDGES THAT IT FULLY UNDERSTANDS, APPRECIATES AND ACCEPTS ALL OF THE TERMS OF THIS SECTION 2.5.

PURCHASER’S INITIALS:

The provisions of this Section 2.5 shall survive indefinitely the Closing or termination of this Agreement and shall not be merged into the closing documents.

2.6Disclosure Regarding Special Taxing Districts.  Seller hereby makes the following specific disclosure to Purchaser:  Special taxing districts may be subject to general obligation indebtedness that is paid by revenues produced from annual tax levies on the taxable property within such districts.  Property owners in such districts may be placed at risk for increased mill levies and excessive tax burdens to support the servicing of such debt where circumstances arise resulting in the inability of such a district to discharge such indebtedness without such an increase in mill levies.  Purchaser should investigate the debt financing requirements of the authorized general obligation indebtedness of such districts, existing mill levies of such district servicing such indebtedness, and the potential for an increase in such mill levies, as may be applicable to the Property.

2.7Natural Hazard Disclosures.  As used herein, the term “Natural Hazard Area” shall mean those areas identified as natural hazard areas or natural hazards in the Natural Hazard Disclosure Act, California Government Code Sections 8589.3, 8589.4 and 51183.5, and California Public Resources Code Sections 2621.9, 2694 and 4136, and any successor statutes or laws (the “Act”).  Purchaser hereby acknowledges that, prior to the Date of this Agreement, Seller has provided Purchaser with a Natural Hazard Disclosure Statement (the “Disclosure Statement”) in a form required by the Act. Purchaser acknowledges that Seller retained the services of First American Professional Real Estate  Services, Inc. to examine the maps and other information made available to the public by government agencies for the purpose of enabling Seller to fulfill its disclosure obligations with respect to the Act and to prepare the written report of the result of its examination (the “Report”).  Purchaser acknowledges that the Report fully and completely discharges Seller from its disclosure obligations under the Act and under California Civil Code Sections 1102 through 1102.17.  Purchaser acknowledges and agrees that nothing contained in the Disclosure Statement releases Purchaser from its obligation to fully investigate and satisfy itself with the condition of the Property during the Due Diligence Period, including, without limitation, whether the Property is located in any Natural Hazard Area.  Purchaser further acknowledges and agrees that the matters set forth in the Disclosure Statement or Report may change on or prior to the Closing Date and that Seller has no obligation to update, modify or supplement the Disclosure Statement or Report.  Purchaser is solely responsible for preparing and delivering its own Disclosure Statement to subsequent prospective purchasers of the Property.

ARTICLE 3:  TITLE AND SURVEY REVIEW

3.1Title Review.  During the Due Diligence Period, Purchaser shall review:  the title commitment(s) or preliminary report(s) (“Title Report”) issued by the Title Company with respect to the Property; documents and information pertaining to the exceptions to title listed in the Title Report; and Seller’s existing surveys with respect to the Property.  Purchaser may, at its sole cost and expense, obtain during the Due Diligence Period any additional title commitment(s) or report(s) or survey updates desired by Purchaser.  Purchaser shall have the right to request that the Title Company provide at Purchaser’s sole cost and expense any reinsurance or endorsements Purchaser shall request, provided that the issuance of such reinsurance or endorsements shall not be a condition to or delay the Closing.

3.2Removal of Liens; Affidavits.  Seller shall have no obligation to remove any exceptions to title, except Seller shall be obligated to remove from title prior to the Closing: (i) delinquent real estate taxes lawfully assessed and owed by Seller, (ii) mortgages of record made or assumed by Seller, (iii) to the extent arising from contracts entered into or assumed by Seller, mechanics’ liens created by, through, or under Seller and not by, through or under any Tenant, (iv) to the extent arising from contracts entered into or assumed by Seller, both judgment liens against Seller and any other monetary liens of an ascertainable amount created by Seller from such contracts, and (v) any exceptions to title arising after the Date of this Agreement to the extent caused by any Seller’s voluntary acts made in violation of the terms of this Agreement (the foregoing clauses (i) through (v) collectively called “Monetary Liens”).  If Seller fails to discharge any Monetary Liens at Closing, at the Closing Purchaser shall have the right, in addition to all other rights and remedies available to Purchaser pursuant to this Agreement, to have the Title Company pay such amounts from amounts due to be paid to Seller at Closing, and Seller shall cooperate with Purchaser in doing so. Seller shall have no obligation to execute any affidavits or indemnifications in connection with the issuance of Purchaser’s title insurance policy, excepting only any affidavits as to Seller’s authority to the extent required by Title Company to issue the Title Policy and an owner’s affidavit and gap indemnity in the form attached hereto as Schedule 3.2 (collectively, the “Owner’s Affidavit and Gap Indemnity”).

ARTICLE 4:  OPERATIONS AND RISK OF LOSS

4.1Ongoing Operations.  During the pendency of this Agreement, Seller shall carry on its business and activities relating to the Property substantially in the same manner as Seller did before the Date of this Agreement; provided, however, in no event shall Seller be obligated to make any capital repairs or replacements.

4.2New Contracts.  During the pendency of this Agreement, Seller will not enter into any contract that will be an obligation affecting the Property subsequent to the Closing, except contracts entered into in the ordinary course of business that are terminable without cause on not more than 30-days’ notice and without payment of a termination fee (other than in a nominal amount) which could be binding on Purchaser or the Property after Closing, without the prior consent of the Purchaser, which shall not be unreasonably withheld, conditioned  or delayed, except that from and after the expiration of the Due Diligence Period, Purchaser may withhold its consent thereto in its sole and absolute discretion.  In connection with any request for such consent, if Purchaser fails to object in writing to any such agreement within three (3) business days after receipt thereof, Purchaser will be deemed to have approved Seller’s entering into such new contract or agreement. Any notice from Purchaser rejecting the new contract or agreement shall include a description of the reasons for Purchaser’s rejection.

4.3Leasing Arrangements.  Prior to the expiration of the Due Diligence Period, Seller may with Purchaser’s consent not to be unreasonably withheld, conditioned or delayed enter into leases of the Improvements, and amendments, expansions and renewals of Leases and Ground Leases.  Seller will provide Purchaser with copies of any Ground Leases, Leases, and any amendments, expansions and renewals thereof which are signed prior to the expiration of the Due Diligence Period.  After the expiration of the Due Diligence Period, if this Agreement has not been terminated pursuant to Section 2.4 above, Seller shall obtain Purchaser’s consent, as may be elected in Purchaser’s sole discretion, before entering into any other Lease, or any amendment, expansion, or renewal thereof or of any Ground Lease or terminating any Ground Lease and/or any of the Apple Leases.  Purchaser shall be deemed to have consented to any such Ground Lease, Lease, amendment, expansion, or renewal (as applicable) if Purchaser has not notified Seller specifying with particularity the matters to which Purchaser reasonably objects, within three (3) business days after its receipt of Seller’s written request for consent, together with a description of the pertinent business terms of the Ground Lease, Lease, amendment, expansion, or renewal (as applicable).  At Closing, Purchaser shall reimburse Seller to the extent provided in Sections 7.2 and 7.6 for commissions and the cost of tenant and related landlord improvements paid by Seller with respect to leases, amendments, expansions or renewals that were entered into pursuant to this Section 4.3 and shall assume in writing Seller’s obligation under such commission agreements and contracts for tenant and related landlord improvements.

4.4Damage or Condemnation.  If before the Closing the Property shall be materially damaged, or if the Property or any material portion thereof shall be subjected to a bona fide threat of condemnation or shall become the subject of any proceedings, judicial, administrative or otherwise, with respect to the taking by eminent domain or condemnation, then Purchaser may terminate this Agreement by written notice to Seller given within five (5) business days after Purchaser learns of the damage or taking, in which event the Earnest Money shall be returned to Purchaser.  If the Closing Date is within the aforesaid 5-day period, then Closing shall be extended to the next business day following the end of said 5-day period.  If no such election is made, and in any event if the damage (or, in the case of a taking, the affected portion of the Property) is not material, this Agreement shall remain in full force and effect and the purchase contemplated herein, less any interest taken by eminent domain or condemnation, shall be effected with no further adjustment, and upon the Closing of this purchase, Seller shall assign, transfer and set over to Purchaser all of the right, title and interest of Seller in and to any awards that have been or that may thereafter be made for such taking, and Seller shall assign, transfer and set over to Purchaser any insurance proceeds not applied to the repair of the Property prior to Closing that may thereafter be made for such damage or destruction, and, if an insured casualty, Seller shall pay or credit to Purchaser the amount of any deductible (but not to exceed the amount of the loss).  For the purposes of this paragraph, damage to the Property or a taking of a portion of the Real Property shall be deemed to be “material” if: (a) the estimated cost of restoration or repair of the Real Property to a condition substantially identical to that of the Real Property prior to the event of damage, or the amount of the condemnation award with respect to such taking shall exceed, in the opinion of an architect selected by Seller and approved by Purchaser in its reasonable discretion, five percent (5%) of the Purchase Price, (b) Apple is entitled to terminate the any of the Leases pursuant to the terms and conditions of the Leases, unless Apple waives such termination right, (c) any Ground Lessor is entitled to terminate its respective Ground Lease, unless such Ground Lessor waives such termination right, (d) as a result of such casualty or condemnation, the Property is no longer in compliance with applicable zoning requirements, or (e) there is any uninsured or underinsured casualty at the Property with an estimated cost of restoration in excess of $50,000, unless Seller credits the cost of such uninsured or underinsured casualty against the Purchase Price (without any obligation of Seller to do so).  The provisions of this Section 4.4 supersede the provisions of  any applicable laws with respect to the subject matter of this Section 4.4.

ARTICLE 5:  CONDITIONS PRECEDENT

5.1Purchaser’s Conditions.  Notwithstanding anything in this Agreement to the contrary, Purchaser’s obligation to purchase the Property shall be subject to and contingent upon the satisfaction or waiver (or deemed waiver in the event Purchaser consummates the Closing with Purchaser having knowledge of the failed condition) of the following conditions precedent:

(a)Performance.  Seller’s performance or tender of performance of all its material obligations under this Agreement and the material truth and accuracy of Seller’s express representations and warranties in this Agreement as of the Closing Date, unless such representations and warranties have changed by reason of facts or circumstances which pursuant to the terms of this Agreement are permitted to have occurred, and subject to Section 9.3(b) below.

(b)Tenant Estoppel Certificate.  Seller shall use commercially reasonable efforts to obtain a Tenant Estoppel Certificate (as defined below) from Apple, Inc. (“Apple”) for each of its two (2) Leases for the Property, and it shall be a condition precedent to Purchaser’s obligation to consummate the Closing that Purchaser shall have received by not later than three (3) business days prior to the Closing (the “Tenant Estoppel Delivery Deadline”), a tenant estoppel certificate (“Tenant Estoppel Certificate”) executed by Apple for each of its two (2) Leases only (and for no other tenants) (such condition precedent, the “Tenant Estoppel Condition”), (i) confirming no material defaults by such tenant or landlord, under the applicable Lease, and (ii) not disclosing any material inconsistency with the terms of the applicable Lease based on the information previously provided to Purchaser by Seller (an “Estoppel Defect”), and substantially in the form attached hereto as Exhibit C-1 or such form Apple is permitted to provide under the applicable Lease.  Prior to delivering each Tenant Estoppel Certificate to Apple for execution, Seller will prepare and deliver a draft of the same to Purchaser for Purchaser’s reasonable approval as to factual matters contained therein.  Purchaser’s failure to affirmatively approve or disapprove any form or executed Tenant Estoppel Certificate within three (3) business days after Purchaser’s receipt of the same shall constitute Purchaser’s unconditional approval of the form of Tenant Estoppel Certificates in question. Additionally, if Purchaser assigns its rights under this Agreement pursuant to Section 11.1 below after delivery of any Tenant Estoppel Certificates, the failure of such estoppel certificates to identify Purchaser’s assignee or acknowledge Purchaser’s assignee as a party entitled to rely on such Tenant Estoppel Certificates shall not be deemed an Estoppel Defect, and Seller shall have no obligation to request an updated Tenant Estoppel Certificate identifying or acknowledging Purchaser’s assignee; provided however, Seller may, at its election (but in no event shall Seller be obligated to), cure such Estoppel Defect if such Estoppel Defect can be remedied by performance of work or the payment of money, by performing such work (or causing such work to be performed) or making such payment on or prior to the Closing Date, or by granting Purchaser a credit against the Purchase Price in an amount reasonably necessary, as may be agreed by the parties, to cure such Estoppel Defect. If the Tenant Estoppel Condition is not satisfied by the Tenant Estoppel Delivery Deadline, (x) Purchaser may extend the Closing Date for up to ten (10) days to allow time for Seller to obtain the Tenant Estoppel Certificates by delivering to Seller written notice thereof on or before the Closing Date, and (y) subject to Seller’s Closing Date extension rights set forth herein, if the Tenant Estoppel Condition is not satisfied by the Closing Date, Purchaser shall have the right to terminate this Agreement and receive a refund of the Earnest Money; provided, however, notwithstanding any provision to the contrary in this Agreement, and for the avoidance of doubt, Purchaser may not disapprove the required Tenant Estoppel Certificate under this Section 5.1(b) as a condition to Purchaser’s obligation to consummate the Closing if the relevant Tenant qualifies any statement(s) in its Tenant Estoppel Certificate to Tenant’s knowledge; and further provided that Purchaser may only disapprove such required Tenant Estoppel Certificate otherwise substantially in the form required under this Section if such Tenant Estoppel Certificate discloses an Estoppel Defect based on the information previously provided to Purchaser by Seller not known to Purchaser prior to the expiration of the Due Diligence Period.  If Seller believes it will be unable to satisfy the Tenant Estoppel Condition, Seller shall have the right to extend the Closing Date on one or more occasions but not more than forty-five (45) days in the aggregate to provide Seller additional time to satisfy the Tenant Estoppel Condition.  If notwithstanding any exercised extension of the Closing Date pursuant to the foregoing provisions of this Section 5.1(b) Seller is unable to satisfy the Tenant Estoppel Condition, Seller shall deliver to Purchaser written notice thereof, and Purchaser shall have the right to either (i) waive the Tenant Estoppel Condition and proceed to close this transaction upon the terms and conditions of this Agreement, or (ii) terminate this Agreement in which event the Earnest Money (less the Independent Contract Consideration) shall be immediately returned to Purchaser and the parties shall have no further obligations under this Agreement except for those which expressly survive termination of this Agreement.  For the avoidance of doubt, Seller’s failure to deliver, and Purchaser’s failure to receive, any Tenant Estoppel Certificates (or to satisfy the Tenant Estoppel Condition hereunder) shall not be deemed a default by Seller under this Agreement and Seller has not covenanted that it will be able to deliver such Tenant Estoppel Certificates.

(c)Ground Lessor Estoppel Certificates. Seller shall use commercially reasonable efforts to obtain Ground Lessor Estoppel Certificates (as defined below) from Tambellini and Waterdragon, and it shall be a condition precedent to Purchaser’s obligation to consummate the Closing that Purchaser shall have received by not later than three (3) business days prior to the Closing (the “Ground Lessor Estoppel Delivery Deadline”), a ground lessor estoppel certificate from each of Tambellini and Waterdragon for their respective Ground Lease in the form attached hereto as Exhibit C-2 and Exhibit C-3, respectively (the “Ground Lessor Estoppel Certificates”) (such condition precedent, the “Ground Lessor Estoppel Condition”).  Prior to delivering the relevant Ground Lessor Estoppel Certificates to Tambellini and Waterdragon for execution, Seller will prepare and deliver drafts of the same to Purchaser for Purchaser’s reasonable approval as to factual matters contained therein. Purchaser’s failure to affirmatively approve or disapprove any form or executed Ground Lessor Estoppel Certificates within three (3) business days after Purchaser’s receipt of the same shall constitute Purchaser’s unconditionally approval of the form of Ground Lessor Estoppel Certificate(s) in question. Additionally, if Purchaser assigns its rights under this Agreement pursuant to Section 11.1 below after delivery of any Ground Lessor Estoppel Certificates to the applicable ground lessor, the failure of such estoppel certificates to identify Purchaser’s assignee or acknowledge Purchaser’s assignee as a party entitled to rely on such Ground Lessor Estoppel Certificate shall not be deemed an Estoppel Defect, and Seller shall have no obligation to request an updated Ground Lessor Estoppel Certificate identifying or acknowledging Purchaser’s assignee; provided however, Seller may, at its election (but in no event shall Seller be obligated to), cure such Estoppel Defect if such Estoppel Defect can be remedied by performance of work or the payment of money, by performing such work (or causing such work to be performed) or making such payment on or prior to the Closing Date, or by granting Purchaser a credit against the Purchase Price in an amount reasonably necessary, as my be agreed by the parties, to cure such Estoppel Defect. If the Ground Lessor Estoppel Condition is not satisfied by the Ground Lessor Estoppel Delivery Deadline, (x) Purchaser may extend the Closing Date for up to ten (10) days to allow time for Seller to obtain the Ground Lessor Estoppel Certificates from Ground Lessors by delivering to Seller written notice thereof on or before the Closing Date, and (y) subject to Seller’s Closing Date extension rights set forth herein, if the Ground Lessor Estoppel Condition is not satisfied by the Closing Date, Purchaser shall have the right to terminate this Agreement and receive a refund of the Earnest Money; provided, however, notwithstanding any provision to the contrary in this Agreement, and for the avoidance of doubt, Purchaser may not disapprove the required Ground Lessor Estoppel Certificates under this Section 5.1(c) as a condition to Purchaser’s obligation to consummate the Closing if the relevant Ground Lessor qualifies any statement(s) in its Ground Lessor Estoppel Certificates to Ground Lessor’s knowledge; and further provided that Purchaser may only disapprove such required Ground Lessor Certificates otherwise substantially in the form required under this Section if such Ground Lessor Estoppel Certificates discloses an Estoppel Defect based on the information previously provided to Purchaser by Seller not known to Purchaser prior to the expiration of the Due Diligence Period.  If Seller believes it will be unable to satisfy the Ground Lessor Estoppel Condition with respect to such required Ground Lessor Estoppel Certificates from Tambellini and/or Waterdragon, Seller shall have the right to extend the Closing Date on one or more occasions but not more than forty-five (45) days in the aggregate to provide Seller additional time to satisfy the Ground Lessor Estoppel Condition.  If notwithstanding any exercised extension of the Closing Date pursuant to the preceding sentence Seller is unable to satisfy the Ground Lessor Estoppel Condition, Seller shall deliver to Purchaser written notice thereof, and Purchaser shall have the right to either (i) waive the Ground Lessor Estoppel Condition and proceed to close this transaction upon the terms and conditions of this Agreement, or (ii) terminate this Agreement in which event the Earnest Money (less the Independent Contract Consideration) shall be immediately returned to Purchaser and the parties shall have no further obligations under this Agreement except for those which expressly survive termination of this Agreement.  For the avoidance of doubt, Seller’s failure to deliver, and Purchaser’s failure to receive, any Ground Lessor Estoppel Certificates (or to satisfy the Ground Lessor Estoppel Condition hereunder) shall not be deemed a default by Seller under this Agreement and Seller has not covenanted that it will be able to deliver such Ground Lessor Estoppel Certificates.

(d)Title Policy.  As of the Closing Date, and as a condition precedent to Purchaser’s obligation to consummate the Closing hereunder, the Title Company shall be unconditionally and irrevocably committed to issue to Purchaser a 2006 ALTA extended coverage owner’s title insurance policy, with coverage in the amount of the Purchase Price, insuring title to the leasehold interest in and to the Real Property pursuant to the Ground Leases as vested of record in Purchaser (the “Title Policy”).  Provided, however, in the event that prior to the expiration of the Due Diligence Period Purchaser obtains and delivers to Seller a proforma policy which Purchaser approves (an “Approved Proforma”), then the Title Policy to which Purchaser shall be entitled to as a Closing condition shall be in the form of such Approved Proforma (including endorsements included therein) and subject only to the title exceptions specifically set forth in such Approved Proforma (the “Permitted Exceptions”) but only to the extent issuance of a policy in the form of the Approved Proforma is not subject to any requirements of the Title Company beyond those which the parties are already required to satisfy under this Agreement or would have been satisfied but for any action or inaction of Purchaser.

(e)Right of First Refusal Declined and Consent to Transfer.  As a condition precedent to Purchaser’s obligation to proceed to Closing hereunder, Tambellini shall have (i) consented to the transfer of the Tambellini Ground Lease to Purchaser and (ii) declined its right of first refusal with respect to the sale of the improvements constructed on the Premises to Purchaser under Section 32 of the Tambellini Ground Lease as part of the Ground Lessor Estoppel Certificate delivered by Tambellini pursuant to Section 5.1(c) above or such other written confirmation acceptable to Purchaser and the Title Company.  As a condition precedent to Purchaser’s obligation to proceed to Closing hereunder, Waterdragon shall have consented to the transfer of the Waterdragon Ground Lease to Purchaser as part of the Ground Lessor Estoppel Certificate delivered by Waterdragon pursuant to Section 5.1(c) above or such other written confirmation acceptable to Purchaser and the Title Company.

(f)Ground Leases and Apple Leases. The Ground Leases are in full force and effect and the Apple Leases are in full force and effect.

5.2Seller’s Conditions.  Notwithstanding anything in this Agreement to the contrary, Seller’s obligation to sell the Property shall be subject to and contingent upon the satisfaction or waiver of the following conditions precedent:

(a)Performance.  Purchaser’s performance or tender of performance of all its material obligations under this Agreement, including timely delivery of the funds required hereunder and all of the documents to be executed by Purchaser set forth in Section 6.3, and the material truth and accuracy of Purchaser’s express representations and warranties in this Agreement as of the Closing Date.

(b)Right of First Refusal Declined and Consent to Transfer.  As a condition precedent to Seller’s obligation to proceed to Closing hereunder, Tambellini shall have (i) consented to the transfer of the Tambellini Ground Lease to Purchaser and (ii) declined its right of first refusal with respect to the sale of the improvements constructed on the Premises to Purchaser under Section 32 of the Tambellini Ground Lease as part of the Ground Lessor Estoppel Certificate delivered by Tambellini pursuant to Section 5.1(c) above or such other written confirmation acceptable to Seller and the Title Company.  As a condition precedent to Seller’s obligation to proceed to Closing hereunder, Waterdragon shall have consented to the transfer of the Waterdragon Ground Lease to Purchaser as part of the Ground Lessor Estoppel Certificate delivered by Waterdragon pursuant to Section 5.1(c) above or such other written confirmation acceptable to Seller and the Title Company.

5.3Failure or Waiver of Conditions Precedent.  In the event any of the conditions set forth in Sections 5.1 or 5.2 are not fulfilled or waived when required, the party benefited by such conditions may, by written notice to the other party, terminate this Agreement, whereupon all rights and obligations hereunder of each party shall be at an end except those that expressly survive any termination.  Either party may, at its election, at any time on or before the date specified for the satisfaction of the condition, waive in writing the benefit of any of the conditions set forth in Sections 5.1 and 5.2 above.  In the event this Agreement is terminated as a result of any condition set forth in Section 5.1 or Section 5.2, Purchaser shall be entitled to a refund of the Earnest Money, unless Purchaser is in default, in which case Section 9.1 shall apply.  In any event, Purchaser’s consent to the close of escrow pursuant to this Agreement shall waive any remaining unfulfilled conditions, and any liability on the part of Seller for breaches of representations, warranties and covenants, to the extent the same survive the Closing, of which Purchaser had knowledge as of the Closing.

ARTICLE 6:  CLOSING

6.1Closing.  The consummation of the transaction contemplated herein (“Closing”) shall occur on the Closing Date through the Escrow Agent.  Upon completion of the deliveries pursuant to Sections 6.2 and 6.3, satisfaction of the other conditions to Closing herein set forth and performance by each party of its obligations required to be performed prior to or at the Closing, the parties shall direct the Escrow Agent to make such deliveries and disbursements according to the terms of this Agreement.

6.2Seller’s Deliveries in Escrow.  On or before 12:00 p.m. Pacific Time on the Closing Date (as the same may be extended as provided in this Agreement), Seller shall deliver in escrow to the Escrow Agent the following:

(a)Ground Lease Assignments.  Assignments of Ground Lease (the “Ground Lease Assignments”) in recordable form and in the forms attached hereto as Exhibit D-1 and Exhibit D-2, conveying to Purchaser Seller’s title to the Leasehold.

(b)Assignment of Leases and Contracts and Bill of Sale.  Assignment of Leases and Service Contracts and Bill of Sale with respect to the Property (the “Assignment”) in the form of Exhibit E attached hereto, executed by Seller;

(c)State Law Disclosures.  Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of real property;

(d)FIRPTA and 593.  Foreign Investment in Real Property Tax Act affidavit in the form attached as Schedule 6.2(d) and a California form 593 each executed by Seller (or the relevant tax payer affiliate of Seller if Seller is a disregarded entity;

(e)Bring-Down Certificate.  A certificate dated as of the Closing Date executed by Seller in the form attached as Schedule 6.2(e);

(f)Owner’s Affidavit and Gap Indemnity.  The Owner’s Affidavit and Gap Indemnity described in Section 3.2, as duly executed and acknowledged by Seller, and such authority documents relating to Seller that Title Company may reasonably require for the issuance of the Title Policy to Purchaser;

(g)Tenant Estoppel Certificate.  To the extent actually received and not previously provided to Purchaser, a Tenant Estoppel Certificate with respect to Apple’s two (2) Leases, as duly executed by Apple, subject to the provisions of Section 5.1(b);

(h)Ground Lessor Estoppel Certificate.  To the extent actually received and not previously provided to Purchaser, the Ground Lessor Estoppel Certificates from Ground Lessors, as duly executed by Ground Lessors, subject to the provisions of Section 5.1(c); and

(i)Additional Documents.  Any additional documents that Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.

6.3Purchaser’s Deliveries in Escrow.  On or before 12:00 p.m. Pacific time on the Closing Date (as the same may be extended as provided in this Agreement), Purchaser shall deliver in escrow to the Escrow Agent the following:

(a)Purchase Price.  The Purchase Price, less the Earnest Money that is applied to the Purchase Price, plus or minus applicable prorations, deposited by Purchaser with the Escrow Agent in immediate, same‑day federal funds wired for credit into the Escrow Agent’s escrow account;

(b)Ground Lease Assignments. The Ground Lease Assignments executed and acknowledged by Purchaser, in recordable form; provided, however, Purchaser shall execute and acknowledge the Ground Lease Assignments as soon as possible prior to Closing as requested in writing by Seller, but with an effective date as of Closing, such that the Ground Lease Assignment can be delivered to the Ground Lessors in advance of signing of the Ground Lessor Estoppel Certificates if requested by the Ground Lessors;

(c)Assignment of Leases and Contracts and Bill of Sale.  The Assignment, executed by Purchaser;

(d)State Law Disclosures.  Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of real property; and

(e)Additional Documents.  Any additional documents that Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.

6.4Closing Statement/Escrow Fees.  At the Closing, Seller and Purchaser shall deposit with the Escrow Agent an executed closing statement consistent with this Agreement in the form required by the Escrow Agent and approved by Seller and Purchaser.  Seller shall use commercially reasonable efforts to cooperate with Escrow Agent to provide to Purchaser at least two (2) business days prior to the Closing (i) a draft closing statement on Escrow Agent’s standard form and (ii) draft prorations for all of the prorations to be made pursuant to Article 7 below. Notwithstanding the foregoing, Seller shall have the right to extend the then existing Closing Date to a date up to five (5) business days later pursuant to this Section 6.4 (the “Maximum Extended Date”) in order for the draft closing statement and draft prorations to be received by Purchaser at least two (2) business days before Closing. Notwithstanding any provision to the contrary, Seller agrees that it will provide to Purchaser the draft closing statement and draft prorations to Purchaser no later than such Maximum Extended Date.

6.5Possession.  Seller shall deliver possession of the Property to Purchaser at the Closing, subject to the Leases.

6.6Post-Closing Deliveries.  Immediately after the Closing, Seller shall deliver the following, to the extent in Seller’s possession or control, to the offices of Purchaser’s property manager: all keys, if any, used in the operation of the Property; and any “as-built” plans and specifications of the Improvements.

6.7Notice to Tenants.  Seller and Purchaser shall execute at Closing, and deliver to each tenant immediately after the Closing, notices regarding the sale in substantially the form of Exhibit F attached hereto, or such other form as may be required by applicable state law, and sufficient to relieve Seller from liability for any security deposits to the extent Purchaser receives a credit therefor at the Closing.

6.8Notice under Service Contracts.  To the extent applicable, applicable, a notification letter to each of the counterparties under the Service Contracts to be assigned to Purchaser at Closing (if any), and prepared and executed by Purchaser and countersigned by Seller, in form and substance reasonably acceptable to Purchaser and Seller, informing such counterparties of the consummation of the sale of the Property, which shall be delivered to the counterparties to each Service Contract by Purchaser immediately after Closing outside of escrow.

6.9Closing Costs.  At Closing, Seller and Purchaser shall pay the costs of closing the transaction contemplated hereby as provided on Schedule 1 attached hereto.  At Closing, Seller and Purchaser shall each pay one-half of any escrow fees.  Each party shall pay its own attorneys’ fees.

6.10Close of Escrow.  Upon satisfaction or completion of the foregoing conditions and deliveries, the parties shall direct the Escrow Agent to immediately record and deliver the documents described above to the appropriate parties and make disbursements according to the closing statements executed by Seller and Purchaser.

ARTICLE 7:  PRORATIONS

Prorations and adjustments with respect to the Property shall be made as of the Closing Date as set forth in this Article 7.

7.1Prorations.  The following prorations between Seller and Purchaser shall each be made as of 11:59 p.m. (local time) on the day preceding the Closing Date, as indicated below, in each instance, based on either the actual number of days in the year or, if applicable, the actual number of days in the calendar month, in which the Closing occurs. All income and expense attributable to the day of Closing shall belong to Purchaser.

(a)Collected Rent.  All collected rent (including collected additional rent (“Additional Rent”) representing estimated tenant reimbursements for Operating Costs, as defined below) and other collected income (and any applicable state or local tax on rent) under Leases in effect on the Closing Date shall be prorated as of the Closing.  Seller shall be charged with any rent and other income collected by Seller before Closing but applicable to any period of time after Closing.  Uncollected rent and other income shall not be prorated.  Purchaser shall apply rent and other income from tenants that are collected after the Closing first to any unpaid rent for the month of Closing, second to any unpaid rent for the obligations then owing to Purchaser for its period of ownership and third to any balance owing to Seller for its period of ownership. Any prepaid rents for the period following the Closing Date shall be paid over by Seller to Purchaser (or credited against the Purchase Price).  For the first six (6) months after the Closing Date (or such longer period as applicable pursuant to Section 7.1(b)), Purchaser will make reasonable efforts, without suit, to collect any unpaid rents (including tenant reimbursements and uncollected Additional Rents) applicable to the period before Closing.  Seller will retain all ownership rights relating to any such delinquent rents. Seller may pursue collection as to any rent (including tenant reimbursements and Additional Rent) not collected by the Closing Date or when later owed to Seller pursuant to Section 7.1(b) below, provided that Seller shall have no right to terminate any Lease or any tenant’s occupancy or bring or threaten legal action against tenants of the Property or otherwise exercise any “landlord” remedy against any tenant under any Lease in connection therewith. The provisions of this Section 7.1(a) will survive Closing.

(b)Operating Costs and Reconciliation.  Seller, as landlord under the Leases, is currently collecting from tenants under the Leases additional rent to cover taxes, insurance, utilities (to the extent not paid directly by tenants), common area maintenance and other operating costs and expenses (collectively, “Operating Costs”) in connection with the ownership, operation, maintenance and management of the Property.  Additional Rents attributable to the period commencing on January 1, 2021 and ending at 11:59 p.m. on the day immediately preceding the Closing Date (the “Reconciliation Period”) have been or will be paid by tenants on an estimated basis, and will not have been reconciled with actual Additional Rents prior to the Closing Date. Within a reasonable period after Closing, Seller shall prepare and deliver to Purchaser a reconciliation (the “Additional Rents Reconciliation”) of (i) actual Operating Costs and other expenses (other than base rents) paid by Seller for the Reconciliation Period (the “Actual Additional Rents”), against (ii) the Additional Rents charged to the Tenants during the Reconciliation Period (the “Charged Additional Rents”), together with reasonable back-up information.  The parties shall cooperate so that the Additional Rents Reconciliation is finalized for the Reconciliation Period and trued up between the parties as soon as possible after Purchaser has completed the Additional Rents Reconciliation with Apple for the entire 2021 calendar year under the Apple Leases (with Purchaser agreeing to use commercially reasonable efforts to complete that process as soon as reasonably possible in accordance with the terms of the Apple Lease, but no later than July 1, 2022).  Without limiting Seller’s rights under Section 7.1(a) with respect to any under payment from Apple, at such time the Additional Rents Reconciliation is finalized (1) If the Actual Additional Rents exceeded the Charged Additional Rents for the Reconciliation Period, Purchaser shall, for the first six (6) months after the Additional Rents Reconciliation is finalized, make reasonable efforts, without suit, to collect any under payment from Apple, or (2) if the Charged Additional Rents exceeded the Actual Additional Rents for the Reconciliation Period, Seller shall promptly pay to Purchaser the amount of such excess.

(c)Taxes and Special Assessments.  Real estate taxes and special assessments imposed by governmental authority that are not yet due and payable and that are not reimbursable by tenants under the Leases as Operating Costs shall be prorated as of the Closing based upon the most recent ascertainable assessed values and tax rates.  Seller shall receive a credit for any taxes and special assessments paid by Seller and applicable to any period after the Closing.  Purchaser shall pay all installments of special assessments due and payable on or attributable to the period from and after the Closing Date; provided, however, that (a) if the owner of the Property may elect to pay any special assessment over time, Seller may elect to do so, which election shall be binding on Purchaser, provided in no event shall Purchaser be responsible for special assessments relating to the period prior to Closing and (b) Seller shall not be required by the foregoing to pay any installments of special assessments which have not been confirmed as of the Date of this Agreement except to the extent any governmental authority finally imposes them with respect to the period prior to the Closing Date. Real property tax refunds and credits received after the Closing which are attributable to a fiscal tax year prior to the Closing shall belong to Seller, and those which are attributable to the fiscal tax year in which the Closing occurs shall be prorated based upon the date of Closing, provided, however to the extent any such tax refunds and credits are required to be refunded to Apple pursuant to the Leases, each party after receipt thereof shall promptly remit any tax refunds and credits to Apple and keep the other party reasonably apprised of such transmittal. Assessments or fees imposed, if any, by the applicable association or other party pursuant to any covenants, conditions and restrictions which the Property is subject (“CC&Rs”) that are not yet due and payable and that are not reimbursable by the tenants under the Leases as Operating Costs shall be prorated as of the Closing based upon the most recent statements from such association or party.  Seller shall receive a credit for any such assessments and fees paid by Seller and applicable to any period after the Closing.

(d)Utilities.  To the extent that the amount of actual consumption of any utility services is not paid directly by tenants, utilities, including water, sewer, electric, and gas, shall be prorated based upon the last reading of meters prior to the Closing.  Seller shall endeavor to obtain meter readings on the day before the Closing Date, and if such readings are obtained, there shall be no proration of such items.  Seller shall pay at Closing the bills therefor for the period to the day preceding the Closing, and Purchaser shall pay the bills therefor for the period subsequent thereto.  If the utility company will not issue separate bills, Purchaser will receive a credit against the Purchase Price for Seller’s portion and will pay the entire bill prior to delinquency after Closing.  If Seller has paid any utilities in advance, then Purchaser shall be charged its portion of such payment at Closing. Purchaser shall arrange with such services and companies to have accounts opened in Purchaser’s name beginning on the Closing Date.

(e)Ground Lease Rentals and Ground Lease Security Deposits. All rentals and other charges due from the lessee under the Ground Leases (collectively, “Ground Lease Rentals”), shall be prorated such that Seller shall be responsible for all Ground Lease Rentals attributable to the period prior to the Closing Date and Purchaser shall be responsible for all Ground Lease Rentals attributable to the period from and thereafter such date.  Seller shall assign to Purchaser all unapplied deposits held by the Ground Lessor pursuant to the Ground Lease as of the date of Closing, and such amounts shall be credited to Seller’s account and increase the amount of funds payable by Purchaser at Closing.  The amount of any Ground Lease Rentals paid by Seller on the Closing Date and applicable to the period from and after Closing shall be credited to Seller and increase the amount of funds payable by Purchaser at Closing.

(f)Final Adjustment After Closing.  If final prorations cannot be made at Closing for any item being prorated under this Section 7.1, then Purchaser and Seller agree to allocate such items on a fair and equitable basis as soon as invoices or bills are available and applicable reconciliations with tenants or lessees have been completed, with final adjustment to be made as soon as reasonably possible after the Closing, but in no event later than one hundred eighty (180) days after Closing (except for the Additional Rents Reconcilation for which final adjustment shall be made no later than July 31, 2022), to the effect that income and expenses are received and paid by the parties on an accrual basis with respect to their period of ownership. Payments in connection with the final adjustment shall be due within ten (10) days of written notice.  Seller and Purchaser shall have reasonable access to, and the right to inspect and audit, the other’s books to confirm the final prorations.

7.2Leasing Costs.  Any and all leasing commissions (including, without limitation, any leasing commissions payable to a Seller Related Party) and tenant allowances which are the obligation of landlord under the Leases or any new leases or amendments pursuant to Section 4.3 of this Agreement (the “Leasing Costs”) shall be allocated between the parties as provided herein below according to whether such obligations arise in connection with (i) Leases executed prior to the Date of this Agreement, other than additional Leasing Costs with respect to renewals or expansions of or under such Leases occurring after the Date of this Agreement (collectively “Existing Leasing Costs”), which such Existing Leasing Costs, if any, are listed on Schedule 7.2(a), or (ii) Leases, new leases or amendments (pursuant to Section 4.3 of this Agreement) entered into after the Date of this Agreement, subject to the terms and conditions of this Agreement, and renewals or expansions of or under such Leases or new leases occurring after the Date of this Agreement (“New Leasing Costs”).

(a)Existing Leasing Costs.  If, by Closing, Seller has not paid in full any Existing Leasing Costs listed on Schedule 7.2(a), then Purchaser shall receive a credit against the Purchase Price for such remaining costs, and Purchaser shall be responsible for paying such Existing Leasing Costs.

(b)New Leasing Costs.  At Closing, Purchaser shall reimburse Seller for the cost of New Leasing Costs paid by Seller, and Purchaser shall assume such New Leasing Costs.

Purchaser will assume at Closing any and all commission agreements providing for the payment of leasing commissions relating to the Property (including, without limitation, any leasing commissions payable in connection with prospects following the termination of any such commission agreement).

7.3Tenant Deposits.  All tenant security deposits held by Seller and not theretofore applied to tenant obligations under the Leases shall be transferred or credited to Purchaser at Closing or placed in escrow if required by law.  As of the Closing, Purchaser shall assume Seller’s obligations related to tenant security deposits.  Purchaser will indemnify, defend, and hold Seller and any Seller Related Parties harmless from and against all demands and claims made by tenants arising out of the transfer or disposition of any security deposits and will reimburse any such indemnitee for all attorneys’ fees incurred or that may be incurred as a result of any such claims or demands as well as for all loss, expenses, verdicts, judgments, settlements, interest, costs and other expenses incurred or that may be incurred by any such indemnitee as a result of any such claims or demands by tenants.

7.4Utility Deposits.  Purchaser shall be responsible for making any deposits required with utility companies.

7.5Sale Commissions.  Seller and Purchaser represent and warrant each to the other that they have not dealt with any real estate broker, sales person or finder in connection with this transaction other than Broker.  If this transaction is closed, Seller shall pay Broker in accordance with their separate agreement.  Broker is an independent contractor and is not authorized to make any agreement or representation on behalf of either party.  Except as expressly set forth above, if any claim is made for broker’s or finder’s fees or commissions in connection with the negotiation, execution or consummation of this Agreement or the transactions contemplated hereby, each party shall defend, indemnify and hold harmless the other party from and against any such claim based upon any purported or actual statement, representation or agreement of such party.  The foregoing indemnity shall survive the Closing or any earlier termination of this Agreement.

7.6Service Contracts.  All payments under any Service Contracts shall be prorated as of the Closing Date.  Purchaser will assume at Closing any and all of the Service Contracts affecting the Property.

7.7Miscellaneous; Survival.  The provisions of this Article 7 shall survive the Closing and shall apply notwithstanding any provision to the contrary in this Agreement.

ARTICLE 8:  REPRESENTATIONS AND WARRANTIES

8.1Seller’s Representations and Warranties.  As a material inducement to Purchaser to execute this Agreement and consummate this transaction, Seller represents and warrants to Purchaser as follows.  Provided, however, if any representation of Seller in this Section 8.1 other than Sections 8.1(a) and 8.1(b) is true as of the date hereof but no longer true as of the Closing then such failure while constituting a failure of Purchaser’s condition in Section 5.1(a) shall not in itself constitute a default by Seller under this Agreement.

(a)Organization and Authority.  Seller has been duly organized and is validly existing as a Delaware limited liability company, in good standing in the State of Delaware and is qualified to do business in the state in which the Property is located.  Seller has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby .  This Agreement has been, and all of the documents to be delivered by Seller at the Closing will be, authorized and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of Seller, enforceable in accordance with their terms.

(b)Conflicts and Pending Action.  There is no agreement to which Seller is a party or, to Seller’s knowledge binding on Seller which is in conflict with this Agreement.  To Seller’s knowledge, there is no material action or proceeding pending or threatened in writing against Seller or the Property, including condemnation proceedings.

(c)Leases.  The list of Leases affecting the Property attached hereto as Schedule 8.1(c) is, subject to changes occurring in accordance with Section 4.3, to Seller’s knowledge, a true, correct and complete list of all of leases or other occupancy agreements encumbering the Property. The copies of such Leases provided or made available to Purchaser pursuant to Section 2.1 are, to Seller’s knowledge,  true, correct and complete in all respects.  The Leases are each in full force and effect and have not been modified, amended, assigned, or extended. As of the Date of this Agreement, to Seller’s knowledge (i) there is no default by Seller as landlord under the Apple Leases and (ii) there is no default by Apple under the Apple Leases. Notwithstanding anything to the contrary contained herein, Seller does not represent or warrant that any particular Lease will be in full force and effect as of the Closing or that any particular Lease will be free from default as of Closing.

(d)Ground Leases. Seller is not a party to any ground lease with respect to the Property other than the Ground Leases, and subject to changes occurring in accordance with Section 4.3.  The copies of such Ground Leases provided or made available to Purchaser pursuant to Section 2.1 are, to Seller’s knowledge, true, correct and complete in all material respects.  As of the Date of this Agreement,  Seller has not received or given any written notice of Seller’s or Ground Lessor’s default thereunder that has not been cured.  No commissions are, or will be, payable to any brokers in respect of any of the Ground Leases from and after Closing pursuant to any agreement to which Seller is a party or, to Seller’s knowledge, any other agreement in respect of the Ground Leases.

(e)Service Contracts.  The list of service contracts affecting the Property attached as Schedule 1.2(d) is, to Seller’s knowledge, true, correct, and complete as of the Date of this Agreement in all material respects.

(f)Blocked Persons.  Seller is not (i) a person appearing on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control in the United States Department of the Treasury, or (ii) a person with whom a transaction is otherwise prohibited by applicable provisions of Executive Order 13224, the USA PATRIOT Act, the Trading with the Enemy Act, the International Emergency Economic Powers Act, or the Executive

Orders or regulations promulgated pursuant to any of the above (including but not limited to the foreign assets control regulations of the United States Treasury Department), in each case as amended from time to time.

(g)No Violation of Zoning and Other Laws. As of the Date of this Agreement, Seller has not received any written notice from any governmental agency alleging violations of any statutes, codes, ordinances, rules or regulations, including, but not limited to, building codes, building, use restrictions and zoning ordinances, or environmental law, which have not been cured.

(h)Service Contracts.  There are no service, equipment, supply, maintenance, service contracts or agreements relating to the maintenance and operation of the Property to which Seller is a party that are currently in effect and will be in effect after Closing, in each case, except for the Service Contracts listed on Schedule 1.2(d) attached hereto, subject to any changes thereto in accordance with Section 4.2.  The copies of the Service Contracts delivered to Purchaser by Seller are true, correct and complete copies of all such documents in Seller’s possession.

(i)Options.  Except as set forth in the Leases and Ground Leases, Seller has not granted to any person any option or other right to purchase the Real Property that will, in each case, remain in effect after the Closing.

(j)Tax Appeals.  There are no pending tax appeals for the Property to which Seller is a party.

“Seller’s knowledge” as used in this Agreement means the current actual knowledge of Peter Jun of Madison Marquette, without any duty of inquiry or investigation.  Peter Jun shall have no personal liability under this Agreement and Purchaser hereby waives any rights against him.

8.2Purchaser’s Representations and Warranties.  As a material inducement to Seller to execute this Agreement and consummate this transaction, Purchaser represents and warrants to Seller that:

(a)Organization and Authority.  Purchaser has been duly organized and is validly existing as a limited liability company and is in good standing in the State of Delaware and, as of the Closing Date, will be qualified to do business in the state in which the Property is located.  Purchaser has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby.  This Agreement has been, and all of the documents to be delivered by Purchaser at the Closing will be, authorized and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of Purchaser, enforceable in accordance with their terms.

(b)Conflicts and Pending Action.  There is no agreement to which Purchaser is a party or to Purchaser’s knowledge binding on Purchaser which is in conflict with this Agreement.  There is no action or proceeding pending or, to Purchaser’s knowledge, threatened against Purchaser which challenges or impairs Purchaser’s ability to execute or perform its obligations under this Agreement.

(c)Purchaser’s Financial Condition. No petition has been filed by or against Purchaser under the Federal Bankruptcy Code or any similar Laws.  Purchaser has or will have on or prior to the Closing Date adequate capital or sources of capital to perform all of its obligations under this Agreement.

(d)No Financing Contingency. The transaction in this Agreement is not subject to any financing contingency and no financing for the transaction shall be provided by Seller.  Purchaser has or will have at the Closing sufficient cash or other sources (which may include its lenders, investors, and/or affiliates) of immediately good funds to enable it to make payment of the Purchase Price and any other amounts to be paid by it hereunder.

(e)ERISA.  Purchaser is not and is not acting on behalf of an “employee benefit plan” within the meaning of Section 3(3) of the  Employee Retirement Income Security Act of 1974, as amended (“ERISA”) which is subject to Title I of ERISA, a “plan” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) which is subject to Section 4975 of the Code, or an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. Section 2501.3-101, as modified by Section 3(42) of ERISA.  Purchaser is not subject to State statutes regulating investments and fiduciary obligations with respect to governmental plans that would be violated by the transactions contemplated by this Agreement.

(f)Blocked Persons.  Purchaser is not (i) a person appearing on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control in the United States Department of the Treasury, or (ii) a person with whom a transaction is otherwise prohibited by applicable provisions of Executive Order 13224, the USA PATRIOT Act, the Trading with the Enemy Act, the International Emergency Economic Powers Act, or the Executive Orders or regulations promulgated pursuant to any of the above (including but not limited to the foreign assets control regulations of the United States Treasury Department), in each case as amended from time to time.

Purchaser’s representations and warranties in this Section 8.2 shall survive Closing (and shall not merged therein).

ARTICLE 9:  DEFAULT AND DAMAGES

9.1Default by Purchaser.  If Purchaser shall materially default in its obligation to purchase the Property pursuant to this Agreement, Purchaser acknowledges and agrees that Seller shall have the right, as Seller’s sole and exclusive remedy, to terminate this Agreement and have the Escrow Agent deliver the Earnest Money to Seller as liquidated damages (and not as a penalty) to recompense Seller for time spent, labor and services performed, and the loss of its bargain.  Seller agrees to accept the Earnest Money as Seller’s total damages and relief hereunder if Purchaser defaults in its obligation to close hereunder.  If Purchaser does so default, this Agreement shall be terminated and Purchaser shall have no further right, title or interest in or to the Property.  In no event shall Purchaser be liable to Seller for any punitive, speculative or consequential damages.

THE AMOUNT PAID TO AND RETAINED BY SELLER AS LIQUIDATED DAMAGES PURSUANT TO THE FOREGOING PROVISIONS SHALL BE SELLER’S SOLE AND EXCLUSIVE REMEDY IF PURCHASER FAILS TO CLOSE THE PURCHASE OF THE PROPERTY.  THE PARTIES HERETO EXPRESSLY AGREE AND ACKNOWLEDGE THAT SELLER’S ACTUAL DAMAGES IN THE EVENT OF A DEFAULT BY PURCHASER WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO ASCERTAIN AND THAT THE AMOUNT OF THE DEPOSIT PLUS ANY INTEREST ACCRUED THEREON REPRESENTS THE PARTIES’ REASONABLE ESTIMATE OF SUCH DAMAGES.  THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION 9.1, SELLER AND PURCHASER AGREE THAT THIS LIQUIDATED DAMAGES PROVISION IS NOT INTENDED AND SHOULD NOT BE DEEMED OR CONSTRUED TO LIMIT IN ANY WAY PURCHASER’S INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT.

Seller’s Initials:	Purchaser’s Initial’s:

9.2Default by Seller.  If prior to Closing Seller defaults under this Agreement, Purchaser shall promptly provide written notice to Seller of the same and shall allow Seller ten (10) business days within which to cure such breach, and the Closing Date shall be correspondingly extended to allow such notice and cure period.  If Seller fails to cure such breach after written notice and within such cure period, then notwithstanding any provision to the contrary in this Agreement, Purchaser’s sole and exclusive remedy shall be to elect one of the following:  (a) to terminate this Agreement, in which event Purchaser shall be entitled to the return by the Escrow Agent to Purchaser of the Earnest Money and, in the event of Seller’s intentional breach, reimbursement from Seller of Purchaser’s actual, documented out-of-pocket costs incurred in connection with this Agreement and its due diligence inspection of the Property (including, without limitation, reasonable attorneys’ fees and any lenders’ fees, deposits or costs) up to an aggregate total of $150,000, (b) proceed to Closing in which event Seller shall have no liability for any such default upon consummation of the Closing, or (c) to bring a suit for specific performance provided that any suit for specific performance must be brought within thirty (30) days of Seller’s default and the expiration of any applicable notice and cure period, to the extent permitted by law, Purchaser waiving the right to bring suit at any later date; provided, however, if the remedy of specific performance is not available to Purchaser due to a willful breach of this Agreement by Seller in conveying the property to a third party in violation of the terms of this Agreement, in addition to the remedy set forth in clause (a) above, Purchaser shall have the right to pursue Seller for all other actual damages.  As a condition precedent to any suit for specific performance, Purchaser must have tendered all of its deliveries on or before the Closing Date, including the Purchase Price.  Purchaser hereby waives any other rights or remedies, including, without limitation, the right to seek money damages, except as provided in Section 9.3(a) below.  In no event shall Seller be liable to Purchaser for any punitive, speculative or consequential damages.  This Agreement confers no present right, title or interest in the Property to Purchaser and Purchaser agrees not to file a lis pendens or other similar notice against the Property except in connection with, and after, the filing of a suit for specific performance.

9.3Limitations.

(a)Limitation Period.  The representations and warranties of Seller, and any covenants and indemnities of Seller which expressly survive the Closing, contained in this Agreement and in any document executed by Seller pursuant to this Agreement shall survive Purchaser’s purchase of the Property only for a period commencing on the Closing Date and ending one hundred eighty (180) calendar days after the Closing Date (the “Limitation Period”).  Without limiting Section 9.2, Seller’s liability for breach of any such covenant, indemnity, representation or warranty under this Agreement and/or any Closing document shall be limited to claims in excess of an aggregate $50,000 and Seller shall be liable from the first dollar (the “Basket Amount”).  Seller’s aggregate liability for claims arising out of such covenants, indemnities, representations and warranties under this Agreement and/or any Closing document shall not exceed one percent (1%) of the Purchase Price (the “Cap Amount”), excluding any attorney fees or costs of suit awarded as part of any such action and excluding Seller’s obligations under Article 7.  To the extent not known to Purchaser prior to Closing, Purchaser shall provide written notice to Seller within ten (10) business days after the expiration of the Limitation Period of any alleged breach of such covenants, indemnities, warranties or representations and shall allow Seller thirty (30) days within which to cure such breach.  If Seller fails to cure such breach after written notice and within such cure period, Purchaser’s sole and exclusive remedy shall be an action at law for actual damages (subject to the second and third sentences of this Section 9.3(a)) as a consequence thereof, which must be commenced, if at all, within thirty (30) days after expiration of the Limitation Period.  The Limitation Period referred to herein shall apply to known as well as unknown breaches of such covenants, indemnities, warranties or representations.  Purchaser’s waiver and release set forth in Section 2.5 (subject to the limitations set forth therein) shall apply fully to liabilities under such covenants, indemnitees, representations and warranties and is hereby incorporated by this reference.  Purchaser specifically acknowledges that such termination of liability subject to the limitations set forth herein represents a material element of the consideration to Seller.  The limitation as to Seller’s liability in this Section 9.3(a) does not apply to Seller’s liability with respect to prorations and adjustments under Article 7 or any attorney fees or costs of suit awarded as part of any such action.

(b)Disclosure.  Notwithstanding any contrary provision of this Agreement, if during the pendency of this Agreement prior to Closing, Seller discloses any matters which make any of Seller’s representations and warranties untrue in any material respect or in the event that Purchaser otherwise becomes aware during the pendency of this Agreement prior to Closing of any matters which make any of Seller’s representations or warranties untrue in any material respect, Purchaser shall notify Seller within five (5) business days of becoming aware of the same and if Seller does not cure such misrepresentation within ten (10) business days after receiving Purchaser’s notice, with the Closing Date being automatically extended to accommodate such notice and cure period, such representations and warranties shall be deemed modified to reflect such uncured matters and Seller shall bear no liability for such uncured matters, but Purchaser shall have the right to elect in writing within five (5) business days after the expiration of such notice and cure period, but in no event later than the Closing Date, (i) as to any uncured matter disclosed following the expiration of the Due Diligence Period, to terminate this Agreement, in which event the Earnest Money (less the Independent Consideration) shall be promptly paid by Escrow Agent to Purchaser, or (ii) to waive such matter and complete the purchase of the Property without reduction of the Purchase Price in accordance with the terms of this Agreement (and any failure to give notice and terminate the Agreement under clause (i) shall be deemed to constitute such a waiver).

ARTICLE 10:  EARNEST MONEY PROVISIONS

10.1Investment and Use of Funds.  The Escrow Agent shall invest the Earnest Money in government insured interest‑bearing accounts satisfactory to Purchaser and Seller, shall not commingle the Earnest Money with any funds of the Escrow Agent or others, and shall promptly provide Purchaser and Seller with confirmation of the investments made.  If the Closing under this Agreement occurs, the Escrow Agent shall apply the Earnest Money to the Purchase Price on the Closing Date.

10.2Termination.  Except as otherwise expressly provided herein, upon not less than five (5) business days’ prior written notice to the Escrow Agent and the other party, Escrow Agent shall deliver the Earnest Money to the party requesting the same; provided, however, that if the other party shall, within said five (5) business day period, deliver to the requesting party and the Escrow Agent a written notice that the other party disputes the claim to the Earnest Money, Escrow Agent shall retain the Earnest Money until Escrow Agent receives written instructions executed by both Seller and Purchaser as to the disposition and disbursement of the Earnest Money, or until ordered by final court order, decree or judgment, which is not subject to appeal, to deliver the Earnest Money to a particular party, in which event the Earnest Money shall be delivered in accordance with such notice, instruction, order, decree or judgment.  Notwithstanding anything to the contrary set forth herein, if Purchaser terminates this Agreement pursuant to Section 2.4, Escrow Agent shall deliver the Earnest Money to Purchaser without the need to provide notice to, or obtain consent of, Seller as a condition to such disbursement to Purchaser.

10.3Interpleader.  Seller and Purchaser mutually agree that in the event of any controversy regarding the Earnest Money, unless mutual written instructions are received by the Escrow Agent directing the Earnest Money’s disposition, the Escrow Agent shall not take any action, but instead shall await the disposition of any proceeding relating to the Earnest Money or, at the Escrow Agent’s option, the Escrow Agent may interplead all parties and deposit the Earnest Money with a court of competent jurisdiction in which event the Escrow Agent may recover all of its court costs and reasonable attorneys’ fees.  Seller or Purchaser, whichever loses in any such interpleader action, shall be solely obligated to pay such costs and fees of the Escrow Agent, as well as the reasonable attorneys’ fees of the prevailing party in accordance with the other provisions of this Agreement.

10.4Liability of Escrow Agent.  The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and that the Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for Escrow Agent’s negligent acts and for any loss, cost or expense incurred by Seller or Purchaser resulting from the Escrow Agent’s mistake of law respecting the Escrow Agent’s scope or nature of its duties.

ARTICLE 11:  MISCELLANEOUS

11.1Purchaser’s Assignment.  Purchaser may not assign this Agreement without the prior written consent of Seller, which consent Seller may grant or withhold in its sole and absolute discretion and any such prohibited assignment shall be null and void ab initio.  Any change in control of Purchaser or of any of the direct or indirect ownership interests in Purchaser, at any level or tier of ownership, whether in one transaction or a series of transactions, shall constitute an assignment of this Agreement. For purposes of this Section 11.1, the term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract, or otherwise. In the event Purchaser desires to assign its rights hereunder, Purchaser shall deliver to Seller written notice of its request no later than five (5) business days prior to the Closing Date, which notice shall include the legal name and signature block of the proposed assignee, together with the form of assignment, and whether such assignee is affiliated with Purchaser. Notwithstanding any provision in this Agreement to the contrary, any permitted assignment by Purchaser shall not relieve Purchaser of any of its obligations and liabilities hereunder, nor shall any such assignment, alter, impair or relieve such assignee from the waivers, acknowledgements, obligations and agreements of Purchaser set forth herein. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors, assigns, heirs, and devisees of the parties. Subject to Purchaser’s compliance with the requisite time frame and notice requirements of this Section and provided and conditioned upon the assignee having been approved by each Ground Lessor as a transferee of its respective Ground Lease (with Seller making no representation or warranty whether such approval will be granted), Seller hereby consents to the assignment of this Agreement by Purchaser to a so designated Affiliate of Purchaser. “Affiliate” for the purposes of this Section 11.1 means a party that is controlled by or under common control with Purchaser or Cantor Fitzgerald, LP.

11.2Confidentiality; Press Release.  Except as specifically permitted by this Section 11.2, neither Seller nor Purchaser will release or cause or permit to be released any press notices, or publicity (oral or written) or advertising promotion relating to, or otherwise announce or disclose or cause or permit to be announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement and/or the name(s) of the other party and its affiliates without first obtaining the written consent of the other party.  The foregoing shall not preclude either party from discussing the substance or any relevant details of such transactions with any of its attorneys, accountants, professional consultants, lenders, partners, investors, or any prospective lender, partner or investor, as the case may be, or prevent either party hereto, from complying with laws, rules, regulations and court orders, including without limitation, governmental regulatory, disclosure, tax and reporting requirements.  Any party to this transaction (and each employee, agent or representative of the foregoing) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such tax treatment and tax structure except to the extent maintaining such confidentiality is necessary to comply with any applicable federal or state securities laws.  The authorization in the preceding sentence is not intended to permit disclosure of any other information unrelated to the tax treatment and tax structure of the transaction including (without limitation) (i) any portion of the transaction documents or related materials to the extent not related to the tax treatment or tax structure of the transaction, (ii) the existence or status of any negotiations unrelated to the tax issues, or (iii) any other term or detail not relevant to the tax treatment or the tax structure of the transaction.  Notwithstanding the foregoing, following the Closing each party shall have the right to announce the acquisition of the Property in newspapers and real estate trade publications (including “tombstones”) publicizing the purchase, provided that any public announcement of the transaction shall be made using only such information as is customarily found in public announcements of such transactions but in no event may either party include the name of the other party in any such announcements without first obtaining such other party’s prior written consent which may be granted or withheld in the sole, subjective and absolute discretion of such other party.  In addition to any other remedies available to a party, each party shall have the right to seek equitable relief, including without limitation injunctive relief or specific performance, against the other party in order to enforce the provisions of this Section 11.2.  The provisions of this Section 11.2 shall survive Closing and/or any termination of this Agreement.  Notwithstanding anything to the contrary set forth herein, in the event there is any discrepancy in what Purchaser may disclose or what is considered confidential information, the terms and conditions of the Access Agreement will govern and control. As used herein, “Access Agreement” shall mean that certain Access and Indemnity Agreement dated April 29, 2021 between Seller and CFIM Acquisitions, LLC (an affiliate of Purchaser).

11.3Headings.  The article and paragraph headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

11.4Invalidity and Waiver.  If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and effect shall be given to the intent manifested by the portion held invalid or inoperative.  The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party’s right to enforce against the other party the same or any other such term or provision in the future.

11.5Governing Law.  This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the state in which the Property is located.

11.6No Third Party Beneficiary.  This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions, or remedies to any person or entity as a third party beneficiary, decree, or otherwise, including, without limitation, Broker.

11.7Entirety and Amendments.  This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property except for any confidentiality agreement binding on Purchaser, which shall not be superseded by this Agreement.  This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

11.8Time of the Essence.  Time is of the essence in the performance of this Agreement.

11.9Attorneys’ Fees.  Should either party employ attorneys to enforce any of the provisions hereof, the party against whom any final judgment is entered agrees to pay the prevailing party all reasonable costs, charges, and expenses, including attorneys’ fees, expended or incurred in connection therewith.

11.10Notices.  All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth in Section 1.1.  Any such notices shall be either (a) sent by overnight delivery using a nationally recognized overnight courier, in which case notice shall be deemed delivered one business day after deposit with such courier, (b) sent by email, with written confirmation by overnight or first class mail, in which case notice shall be deemed delivered upon receipt of confirmation of transmission of such email notice, or (c) sent by personal delivery, in which case notice shall be deemed delivered upon receipt.  Any notice sent by email or personal delivery and delivered after 5:00 p.m., Pacific Time, shall be deemed received on the next business day.  A party’s address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice.  Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.

11.11Construction.  The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction — to the effect that any ambiguities are to be resolved against the drafting party — shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

11.12Calculation of Time Periods.  Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday.  The last day of any period of time described herein shall be deemed to end at 5:00 p.m., Pacific Time.  As used herein, “business days” shall refer to days which are not Saturday, Sunday, or a legal holiday federally or in the State of California or New York.

11.13Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement.  To facilitate execution of this Agreement, the parties may execute and exchange by electronic mail counterparts of the signature pages

11.14Section 1031 Exchange.  Seller or Purchaser may consummate the sale of the Property as part of a so-called like-kind exchange (the “Exchange”) pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended.  Should either party elect to consummate an Exchange it shall be conditioned upon: (a) all costs, fees, and expenses attendant to the Exchange being the sole responsibility of the party electing the Exchange; (b) the Closing not being delayed or affected by reason of the Exchange; (c) the consummation or accomplishment of the Exchange not being a condition precedent or condition subsequent to either party’s obligations and covenants under this Agreement; (d) Purchaser not being required to acquire or hold title to any real property other than the Property for purposes of consummating the Exchange; and (e) the party not electing the Exchange shall have the right to review and approve (with such approval not to be unreasonably withheld) all documents it is requested to execute in connection with the Exchange.

11.15Merger.  Except as otherwise expressly provided in this Agreement, any and all rights of action of Purchaser for any breach by Seller of any representation, warranty or covenant contained in this Agreement shall merge with the Deed and other instruments executed at Closing, shall terminate at Closing and shall not survive the Closing.

11.16Seller’s Access to Assets Following the Closing.  Following the Closing, Seller shall retain access to cash or other marketable securities in an account owned or controlled by Seller sufficient to satisfy its obligations under this Agreement to the extent surviving the Closing.

11.17Dispute Resolution Procedure.  All claims, disputes and other matters in question between the parties arising out of or relating to this Agreement or the breach or interpretation thereof (collectively, “Disputes”) shall be resolved pursuant to the terms of this Section.

(a)Notice.  Any person with a Dispute will give the other party written notice of the claim describing the nature of the claim and any proposed remedy (“Notice of Dispute”).

(b)Judicial Reference.  If the parties cannot resolve the Dispute, the Dispute shall be resolved by general judicial reference pursuant to Code of Civil Procedure Sections 638 and 641 through 645.1, or any successor statutes thereto, and as modified or as otherwise provided in this Section.  Subject to the limitations set forth in this Section, the general referee shall have the authority to try all issues, whether of fact or law, and to report a statement of decision to the court.  The referee shall be the only trier of fact or law in the reference proceeding, and shall have no authority to further refer any issues of fact or law to any other party, without the mutual consent of all parties to the judicial reference proceeding.

(1)Place.  The proceedings shall be heard in Santa Clara County.

(2)Referee.  The referee shall be an active or retired judge with experience in relevant real estate matters.  The referee shall not have any relationship to the parties to the Dispute or interest in the Property.  The parties to the Dispute participating in the judicial reference shall meet to select the referee within ten (10) days after service of the Notice of Dispute or initial complaint on all defendants named therein.  Any dispute regarding the selection of the referee shall be promptly resolved by the judge to whom the matter is assigned, or if there is none, to the presiding judge of the Superior Court of Santa Clara County who shall select the referee.

(3)Commencement and Timing of Proceeding.  The referee shall promptly commence the proceeding at the earliest convenient date in light of all of the facts and circumstances and shall conduct the proceeding without undue delay.

(4)Pre-hearing Conferences.  The referee may require one or more pre-hearing conferences.

(5)Discovery.  The parties to the judicial reference proceeding shall be entitled only to limited discovery, consisting of the exchange between such parties of only the following matters:  (i) witness lists; (ii) expert witness designations; (iii) expert witness reports; (iv) exhibits; (v) reports of testing or inspections of the property subject to the Dispute, including but not limited to, destructive or invasive testing; (vi) trial briefs; (vii) non-privileged correspondence (including email correspondence); and (viii) this Agreement and drafts of this Agreement and any amendments thereto.  Any other discovery provided for in the California Code of Civil Procedure shall be permitted by the referee upon a showing of good cause or based on the mutual agreement of the parties to the judicial reference proceeding.  The referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge.

(6)Motions.  The referee shall have the power to hear and dispose of motions, including motions relating to provisional remedies, demurrers, motions to dismiss, motions for judgment on the pleadings and summary adjudication motions, in the same manner as a trial court judge, except the referee shall also have the power to adjudicate summarily issues of fact or law including the availability of remedies, whether or not the issue adjudicated could dispose of an entire cause of action or defense.  Notwithstanding the foregoing, if prior to the selection of the referee as provided herein, any provisional remedies are sought by the parties to the Dispute, such relief may be sought in the Superior Court of San Francisco County.

(7)Rules of Law.  The referee shall apply the laws of the State of California except as expressly provided herein including the rules of evidence, unless expressly waived by all parties to the judicial reference proceeding.

(8)Record.  A stenographic record of the hearing shall be made, provided that the record shall remain confidential except as may be necessary for post-hearing motions and any appeals.

(9)Statement of Decision.  The referee’s statement of decision shall contain findings of fact and conclusions of law to the extent required by law if the case were tried to a judge.  The decision of the referee shall stand as the decision of the court, and upon filing of the statement of decision with the clerk of the court, judgment may be entered thereon in the same manner as if the Dispute had been tried by the court.

(10)Post-hearing Motions.  The referee shall have the authority to rule on all post-hearing motions in the same manner as a trial judge.

(11)Appeals.  The decision of the referee shall be subject to appeal in the same manner as if the Dispute had been tried by the court.

(12)Expenses.  The fees and costs of the referee in any judicial reference proceeding hereunder shall be shared equally by the parties to the judicial reference proceeding, subject to Section 11.9.

(c)WAIVER OF LEGAL RIGHTS.  BY INITIALING IN THE SPACE BELOW, THE PARTIES ACKNOWLEDGE AND AGREE TO HAVE ANY DISPUTE DECIDED BY JUDICIAL REFERENCE AS PROVIDED UNDER CALIFORNIA LAW AND THAT THEY ARE WAIVING ANY RIGHTS THEY MAY POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR BY JURY TRIAL.  THE PARTIES FURTHER ACKNOWLEDGE AND AGREE THAT THEY ARE WAIVING THEIR JUDICIAL RIGHTS TO DISCOVERY EXCEPT TO THE EXTENT SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THIS SECTION.  IF EITHER PARTY REFUSES TO SUBMIT TO JUDICIAL REFERENCE AFTER EXECUTION OF THIS AGREEMENT AND INITIALING BELOW, SUCH PARTY MAY BE COMPELLED TO PROCEED WITH JUDICIAL REFERENCE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE.  EACH PARTY’S AGREEMENT TO THIS SECTION IS VOLUNTARY.  THE PARTIES HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED OR DESCRIBED IN THIS SECTION TO JUDICIAL REFERENCE.

SELLER’S INITIALS	PURCHASER’S INITIALS

[Signature Page Follows]

SIGNATURE PAGE TO
PURCHASE AND SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written below.

SELLER:

DE ANZA DH PROPERTIES LLC,
a Delaware limited liability company

By:
Name:
Title:

Date:	, 2021

PURCHASER:

NORTH DE ANZA BOULEVARD, LLC,
a Delaware limited liability company

a

By:
Name:
Title:

Date:	, 2021

JOINDER OF ESCROW AGENT

Escrow Agent has executed this Agreement in order to confirm that the Opening of Escrow has occurred as of the date next to Escrow Agent’s signature below and that Escrow Agent shall hold the Earnest Money when received in escrow, and shall disburse the Earnest Money pursuant to the provisions of Article 10 hereof.

FIRST AMERICAN TITLE INSURANCE COMPANY

By:
Name:
Date:	, 2021	Title:

“Escrow Agent”

740834278.13

SCHEDULES

1	-	Closing Costs
1.2(d)		List of Service Contracts
3.2		Form of Owner’s Affidavit and Gap Indemnity
6.2(d)		FIRPTA Affidavit
6.2(e)		Bring-Down Certificate
7.2(a)		Existing Leasing Costs
8.1(c)		List of Leases

EXHIBITS

A	-	Legal Description

B)	-	Personal Property

C-1	-	Form of Apple Tenant Estoppel Certificate

C-2	-	Form of Tambellini Ground Lessor Estoppel Certificate

C-3	-	Form of Waterdragon Ground Lessor Estoppel Certificate

D-1	-	Form of Ground Lease Assignment (Tambellini)

D-2	-	Form of Ground Lease Assignment (Waterdragon)

E	-	Form of Assignment of Leases and Contracts and Bill of Sale

F	-	Notice to Tenants

740834278.13

SCHEDULE 1

CLOSING COSTS

Item	Responsible Party
All Premiums for Owner’s Title Insurance Policy and all Endorsements to Same	Purchaser
State Transfer Tax	Seller
City (if any) and County Transfer Tax Excise, transfer and use taxes imposed on conveyance of tangible personal property (if any) or intangible personal property (if any)	Seller and Purchaser to split 50-50 but Purchaser’s share not to exceed $40,000 Seller
New and Updated Survey Existing Survey	Purchaser Seller
Recording and Filing Fees	Purchaser
Escrow Fees Broker’s Commission to Broker Purchaser Attorney Fees and All Costs of Purchaser’s Due Diligence, Including Fees Due its Consultants	Purchaser Seller Purchaser

SCHEDULE 1.2(d)

LIST OF SERVICE CONTRACTS

None.

SCHEDULE 3.2

FORM OF OWNER’S AFFIDAVIT AND GAP INDEMNITY

OWNER’S TITLE AFFIDAVIT
(10001 North De Anza Boulevard and 10101 North De Anza Boulevard, Cupertino, California)

Title Company: First American Title Insurance Company

File No. NCS-1060259-LA2

De Anza DH Properties LLC, a Delaware limited liability company, as Seller (“Seller”) and [________], a [________] (“Purchaser”) are parties to that certain Purchase and Sale Agreement dated as of May __, 2021 (the “Purchase Agreement”), pursuant to which Seller is selling to Purchaser the ground leasehold estate in the improved real property (the “Real Property”) referred to in Exhibit A attached hereto and made a part hereof.  All initially-capitalized terms not defined herein shall have their meaning as set forth in the Purchase Agreement.

In connection with the consummation of the transactions contemplated by the Purchase Agreement, Seller hereby represents and warrants to First American Title Insurance Company (the “Company”) the following:

1.Seller is a limited liability company organized and existing under the laws of the State of Delaware.

2.To Seller’s actual knowledge, (i) Seller’s operating agreement is in full force and effect, and (ii) no proceedings are pending for the dissolution of the Seller.

3.To Seller’s actual knowledge, the ground leases described on Exhibit “B-1” and the improvement leases described on Exhibit “B-2” attached hereto constitute all of the written leases affecting the Real Property (collectively, the “Leases”), and there are no outstanding options to purchase or rights of first refusal affecting the Real Property except as set forth in such Leases.

4.To Seller’s actual knowledge, except as disclosed in Exhibit “C” attached hereto and made a part hereof, (a) there is no new construction or capital improvement work currently being constructed (or that was constructed during the last 6 months) on the Real Property that is the subject of a written or an oral construction contract with Seller or with a tenant which could give rise to a mechanic’s or materialman’s lien on the Real Property, and (b) Seller or any tenant has not entered into any contracts for the furnishing of labor, materials, or services for construction purposes with respect to the Real Property to be furnished subsequent to the date of this affidavit.

5.It is agreed that in consideration of the Company issuing its policy or policies without making exception therein of matters which may arise between the most recent effective date of the title commitment (the last date upon which the search of title is effective) and the date the documents creating the interest being insured have been filed for record and which matters may constitute an encumbrance on or affect said title, Seller shall not cause any encumbrances or other instruments to be recorded against the Real Property (other than the recording of a deed (the “Deed”) transferring fee title to the Real Property to Purchaser through the date the Deed is recorded in Santa Clara County, California, except as may have been consented to by Purchaser under the Purchase Agreement or for which Purchaser received a credit at Closing.  Seller agrees to promptly defend, remove, bond or otherwise dispose of any such encumbrance, or lien arising out of the matters disclosed in Exhibit C or arising from a breach of Seller’s representations to Company in this Seller’s Affidavit (collectively, “objection(s) to title”) and to hold harmless and indemnify the Company against all expenses, costs and reasonable attorneys’ fees which may arise out of its failure to so remove, bond or otherwise dispose of any said objection(s) to title.

6.That to Seller’s actual knowledge, the covenants and restrictions contained in First American Title Insurance Company’s Commitment Number NCS-1060259-LA2 (the “Title Report”) are not subject to any uncured violation and to Seller’s actual knowledge there are no facts which with the passage of time or notice constitute an uncured violation of such covenants and restrictions, nor has Seller received any written notices of any violations thereof which have not been cured.

7.That no proceedings in bankruptcy or receivership have been instituted by or against the Seller within the last ten (10) years, and that the Seller has never made an assignment for the benefit of creditors.

8.For purposes hereof, the “actual knowledge” of Seller shall be limited to the actual knowledge (and not implied, imputed, or constructive) of Peter Jun, with no duty of inquiry except of Seller’s property manager for the Property.  Notwithstanding anything contained herein to the contrary, the representations and warranties set forth in this Seller’s Affidavit shall only survive the closing of the transactions contemplated by the Purchase Agreement until the earlier of (x) the expiration of all applicable statutes of limitations and (y) five years after the date of this Affidavit.  This Seller’s Affidavit is being executed for the sole and exclusive benefit of First American Title Insurance Company and no other party or person shall have any rights hereunder.

[Signature page follows.]

SELLER:

DE ANZA DH PROPERTIES LLC,
a Delaware limited liability company

By:

Name:

Title:

[Signature page to Owner’s Title Affidavit]

EXHIBIT A

Legal Description

All that certain Real Property in the City of Santa Clara, County of Santa Clara, State of California, described as follows:

10001 North De Anza Boulevard

PARCEL ONE:

PARCEL A, AS SHOWN UPON THAT MAP RECORDED IN THE OFFICE OF THE RECORDER, COUNTY OF SANTA CLARA, ON FEBRUARY 23, 1984 IN BOOK 524 OF MAPS, PAGES 48, 49 AND 50.

PARCEL TWO:

A NON-EXCLUSIVE EASEMENT FOR PEDESTRIAN AND VEHICULAR ACCESS APPURTENANT TO PARCEL ONE HEREIN AS GRANTED JANUARY 09, 1984 IN BOOK I216, PAGE 696 OF OFFICIAL RECORDS, DESCRIBED AS FOLLOWS:

A STRIP OF LAND WITH A SOUTHERN BOUNDARY 45.14 FEET SOUTH OF THE NORTHERN BOUNDARY OF PARCEL 1 OF THE MAP RECORDED IN BOOK 307 OF MAPS, PAGE 29, AND WITH A NORTHERN BOUNDARY 20.14 FEET SOUTH OF THE NORTHERN BOUNDARY OF SAID PARCEL 1. THIS STRIP RUNS A DISTANCE OF 85.98 FEET FROM THE EAST BOUNDARY OF SAID PARCEL 1 TO THE WEST BOUNDARY OF PARCEL 1.

APN:  326-34-074

10101 North De Anza Boulevard

PARCEL ONE:

PARCEL A AS SHOWN UPON THAT MAP RECORDED IN THE OFFICE OF THE RECORDER, COUNTY OF SANTA CLARA, ON FEBRUARY 23, 1984 IN BOOK 524 OF MAPS, PAGES 51, 52 AND 53.

PARCEL TWO:

A NON-EXCLUSIVE EASEMENT FOR PEDESTRIAN AND VEHICULAR ACCESS APPURTENANT TO PARCEL THREE HEREIN AS GRANTED JANUARY 09, 1984 IN BOOK 1216, PAGE 696 OF OFFICIAL RECORDS, DESCRIBED AS FOLLOWS:

A STRIP OF LAND WITH A SOUTHERN BOUNDARY 45.14 FEET SOUTH OF THE NORTHERN BOUNDARY OF PARCEL 1 OF THE MAP RECORDED IN BOOK 307 OF MAPS, PAGE 29, AND WITH A NORTHERN BOUNDARY 20.14 FEET SOUTH OF THE NORTHERN BOUNDARY OF SAID PARCEL 1. THIS STRIP RUNS A DISTANCE OF 85.98 FEET FROM THE EAST BOUNDARY OF SAID PARCEL 1 TO THE WEST BOUNDARY OF PARCEL 1.

APN:  326-34-071

EXHIBIT B-1

Ground Leases

10001 De Anza - Tambellini

1.

Ground Lease dated July 22, 1983 between U.A. Tambellini (predecessor to Landlord) and William Kelley, Rayne Kelley, Ryland Kelley and Shirley Kelley (“The Kelleys”), as amended, modified, and assigned by that certain Memorandum of Ground Lease recorded August 3, 1983 as Instrument No. 7769118 in Book H 777, Page 649 of Official Records of Santa Clara, California (“Official Records”); First Amendment to Ground Lease dated March 18, 1986 between U.A. Tambellini and De Anza Plaza Associates, a California limited partnership (“DAPA”) (successor in interest to The Kelleys); Memorandum of Agreement of Ground Lease recorded April 1, 1986 as Instrument No. 8734984 in Book J 645, Page 1016 of Official Records; Affirmation of Ground Lease and Attornment Agreement dated February 22, 1994 between U.A. Tambellini and Fidelity Federal Bank (“FFB”) (successor in interest to DAPA), recorded April 28, 1994 as Instrument No. 12472906 in Book N 419, Page 615 of Official Records; Second Amendment to Ground Lease dated August 20, 2007 between U.A. Tambellini, as Trustee of the U.A. Tambellini Family Trust under Declaration of Trust dated May 21, 1992, as Lessor, and 500 Forbes, LLC, a California limited liability company, and Moulds 500 Forbes Associates, LLC, a Delaware limited liability company, as tenants in common, collectively, as Lessee; Assignment and Assumption of Ground Leases and Deed of Improvements effective as of December 14, 2016 and recorded December 14, 2016 as Instrument No. 23533064, and intervening assignments recorded February 27, 1984 in Book 1333, Page 161 as Instrument No. 7988094; May 17, 1993 in Book M 778, Page 467 as Instrument No. 11907104; August 16, 1996 as Instrument No. 13411135; April 21, 1998 as Instrument No. 14150514 and Instrument No. 14150519; June 27, 2000 as Instrument No. 15292439; and August 23, 2007 as Instrument No. 19560623 all of Official Records

10101 De Anza - Waterdragon

1.

Ground Lease dated February 25, 1982 (the “Original Ground Lease”), by and between Russell M. Bate and Mary Lou Bate, together, as Lessor (“The Bates”), and William K. Kelley, Rayna S. Kelley, Ryland Kelley, and Shirley Sneath Kelley, collectively, as Lessee, as amended, modified, and assigned by that certain Memorandum of Ground Lease recorded March 4, 1982 as Instrument No. 7294129 in Book G 635, Page 279 of Official Records of Santa Clara, California (“Official Records”); First Amendment to Ground Lease dated March 28, 1986 (the “First Amendment”), by and between The Bates and De Anza Plaza Associates, a California limited partnership (“DAPA”) (as successor in interest from The Kelleys); Affirmation of Ground Lease and Attornment Agreement recorded November 22, 1993 as Instrument No. 12225420 in Book N 149, Page 1881 of Official Records; Lessor’s Estoppel and Agreement Re Ground Lease recorded August 23, 2007 as Instrument No. 19560625 in Official Records; Assignment and Assumption of Ground Leases and Deed of Improvements dated December 14, 2016 and recorded December 14, 2016 as Instrument No. 23533063 between VII-FCP DeAnza Owner LLC and Tenant, and intervening assignments recorded February 27, 1984 in Book 1333, Page 161 as Instrument No. 7988094; May 17, 1993 in Book M 778, Page 467 as Instrument No. 11907104; August 16, 1996 as Instrument No. 13411136; April 21, 1998 as Instrument No. 14150513 and Instrument No. 14150518; June 27, 2000 as Instrument No. 15292438; and August 23, 2007 as Instrument No. 19560623, all of Official Records (collectively, the “Lease Documents”).  Waterdragon 289, LLC, a California limited liability company, as successor-in-interest to Russell M. Bate and Mary Lou Bate  (“Landlord”) also previously delivered that certain Lessor’s Estoppel and Agreement re Ground Lease dated as of August 15, 2013, that certain Lessor’s Estoppel and Agreement re Ground Lease dated March 7, 2016, and that certain Lessor’s Estoppel and Agreement re Ground Lease dated December 9, 2016

EXHIBIT B-2

Tenant Leases

Apple 10001 De Anza

1.

Lease dated as of March 11, 2016, by and between VII-FCP DeAnza Owner, LLC a Delaware limited liability company, as Landlord, and Apple Inc., a California corporation, as Tenant, for Premises in the office building located at 10001 North De Anza Boulevard, Cupertino, California, as amended by that First Amendment to Lease dated December 12, 2016.

2.	Revised Commencement Date Memorandum dated as of May 17, 2016, by and between VII-FCP DeAnza Owner, LLC, a Delaware limited liability company and Apple Inc., a California corporation.

Apple 10101 De Anza

1.

Lease dated March 11, 2016, by and between VII-FCP DeAnza Owner, LLC a Delaware limited liability company, as Landlord, and Apple Inc., a California corporation, as Tenant, for Premises in the office building located at 10101 North De Anza Boulevard, Cupertino, California, as amended by that First Amendment to Lease dated December 12, 2016.

2.	Commencement Date Memorandum dated as of April 18, 2016, by and between VII-FCP DeAnza Owner, LLC, a Delaware limited liability company and Apple Inc., a California corporation.

AT&T

1.

Wireless Telecommunications Site Agreement dated October 29, 1999, by and between De Anza II, LLC (as predecessor-in-interest to VII-FCP DeAnza Owner, LLC), as Landlord, and Bay Area Cellular Telephone Company, as Tenant, as amended by that Letter dated November 18, 2009 from Tenant to Landlord extending Lease term, as further amended by that Letter dated October 21, 2014 from Tenant to Landlord extending Lease term, as further amended by that First Amendment to Wireless Telecommunications Site Agreement dated September 28, 2018, as further amended by that Second Amendment to Wireless Telecommunications Site Agreement dated September 19, 2019, as further amended by that Third Amendment to Wireless Telecommunications Site Agreement dated April 1, 2021.

EXHIBIT C

Capital Improvement Work

[None. ]1

[1]	Subject to change prior to the Closing in accordance with the Agreement

SCHEDULE 6.2(d)

FIRPTA Affidavit

NON-FOREIGN ENTITY CERTIFICATION

Section 1445 of the Internal Revenue Code (as amended, the “Code”) provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445 of the Code), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform ________, a _________, (“Buyer”), that withholding of tax is not required upon the disposition of a U.S. real property interest by DE ANZA DH PROPERTIES LLC, a Delaware limited liability company (“De Anza”), the undersigned hereby certifies the following:

1.De Anza, as a single member limited liability company, is a disregarded entity, and Transferor is not a disregarded entity (as those terms are defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations) for all relevant U.S. tax purposes. Accordingly, De Anza’s ultimate parent, DE ANZA DH REIT LLC, a Delaware limited liability company (“Transferor”), is the relevant entity for U.S. tax purposes and is treated as the transferor of any U.S. real property interest transferred by De Anza

2.Transferor is not a foreign corporation, foreign partnership, foreign trust, foreign estate, or foreign person (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder).

3.Transferor’s federal taxpayer identification number is 81-3742519.

4.Transferor’s office address is 670 Water St. SW, Washington, D.C. 20024.

Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Buyer and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, the undersigned declares that he/she has examined this Certification and to the best of his/her knowledge and belief it is true, correct, and complete, and he/she further declares that he/she has authority to sign this certification on behalf of Transferor.

Dated:	, 2021	DE ANZA DH REIT LLC

By:

Print Name:
Print Title:

SCHEDULE 6.2(e)

Bring-Down Certificate

This Bring-Down Certificate dated as of _____ ___, 2021 is being given pursuant to Section 6.2(e) of that certain Purchase and Sale Agreement (the “Agreement”) dated May ___, 2021, between [________], a [________] (“Buyer”) and De Anza DH Properties LLC, a Delaware limited liability company (“Seller”).

Subject to Section 9.3(b) of the Agreement, Seller hereby certifies to Buyer that Seller’s representations and warranties set forth in Section 8.1 of the Agreement remain true, correct and complete as of the date hereof in all material respects except as follows: None.

IN WITNESS WHEREOF, this Bring-Down Certificate was executed by the Seller as of the date stated above.

SELLER:

DE ANZA DH PROPERTIES LLC,
a Delaware limited liability company

By:
Name:
Title:

SCHEDULE 7.2(a)

EXISTING LEASING COSTS (AMOUNTS ARE SUBJECT TO REDUCTION BY SATISFACTION OR PAYMENT BY SELLER PRIOR TO CLOSING)

None.

SCHEDULE 8.1(c)

LIST OF LEASES

Apple 10001 De Anza

1.

Lease dated as of March 11, 2016, by and between VII-FCP DeAnza Owner, LLC a Delaware limited liability company, as Landlord, and Apple Inc., a California corporation, as Tenant, for Premises in the office building located at 10001 North De Anza Boulevard, Cupertino, California, as amended by that First Amendment to Lease dated December 12, 2016.

2.	Revised Commencement Date Memorandum dated as of May 17, 2016, by and between VII-FCP DeAnza Owner, LLC, a Delaware limited liability company and Apple Inc., a California corporation.

Apple 10101 De Anza

1.

Lease dated March 11, 2016, by and between VII-FCP DeAnza Owner, LLC a Delaware limited liability company, as Landlord, and Apple Inc., a California corporation, as Tenant, for Premises in the office building located at 10101 North De Anza Boulevard, Cupertino, California, as amended by that First Amendment to Lease dated December 12, 2016.

2.	Commencement Date Memorandum dated as of April 18, 2016, by and between VII-FCP DeAnza Owner, LLC, a Delaware limited liability company and Apple Inc., a California corporation.

AT&T

1.

Wireless Telecommunications Site Agreement dated October 29, 1999, by and between De Anza II, LLC (as predecessor-in-interest to VII-FCP DeAnza Owner, LLC), as Landlord, and Bay Area Cellular Telephone Company, as Tenant, as amended by that Letter dated November 18, 2009 from Tenant to Landlord extending Lease term, as further amended by that Letter dated October 21, 2014 from Tenant to Landlord extending Lease term, as further amended by that First Amendment to Wireless Telecommunications Site Agreement dated September 28, 2018, as further amended by that Second Amendment to Wireless Telecommunications Site Agreement dated September 19, 2019, as further amended by that Third Amendment to Wireless Telecommunications Site Agreement dated April 1, 2021.

EXHIBIT A

LEGAL DESCRIPTION

All that certain Real Property in the City of Santa Clara, County of Santa Clara, State of California, described as follows:

10001 North De Anza Boulevard

PARCEL ONE:

PARCEL A, AS SHOWN UPON THAT MAP RECORDED IN THE OFFICE OF THE RECORDER, COUNTY OF SANTA CLARA, ON FEBRUARY 23, 1984 IN BOOK 524 OF MAPS, PAGES 48, 49 AND 50.

PARCEL TWO:

A NON-EXCLUSIVE EASEMENT FOR PEDESTRIAN AND VEHICULAR ACCESS APPURTENANT TO PARCEL ONE HEREIN AS GRANTED JANUARY 09, 1984 IN BOOK I216, PAGE 696 OF OFFICIAL RECORDS, DESCRIBED AS FOLLOWS:

A STRIP OF LAND WITH A SOUTHERN BOUNDARY 45.14 FEET SOUTH OF THE NORTHERN BOUNDARY OF PARCEL 1 OF THE MAP RECORDED IN BOOK 307 OF MAPS, PAGE 29, AND WITH A NORTHERN BOUNDARY 20.14 FEET SOUTH OF THE NORTHERN BOUNDARY OF SAID PARCEL 1. THIS STRIP RUNS A DISTANCE OF 85.98 FEET FROM THE EAST BOUNDARY OF SAID PARCEL 1 TO THE WEST BOUNDARY OF PARCEL 1.

APN:  326-34-074

10101 North De Anza Boulevard

PARCEL ONE:

PARCEL A AS SHOWN UPON THAT MAP RECORDED IN THE OFFICE OF THE RECORDER, COUNTY OF SANTA CLARA, ON FEBRUARY 23, 1984 IN BOOK 524 OF MAPS, PAGES 51, 52 AND 53.

PARCEL TWO:

A NON-EXCLUSIVE EASEMENT FOR PEDESTRIAN AND VEHICULAR ACCESS APPURTENANT TO PARCEL THREE HEREIN AS GRANTED JANUARY 09, 1984 IN BOOK 1216, PAGE 696 OF OFFICIAL RECORDS, DESCRIBED AS FOLLOWS:

A STRIP OF LAND WITH A SOUTHERN BOUNDARY 45.14 FEET SOUTH OF THE NORTHERN BOUNDARY OF PARCEL 1 OF THE MAP RECORDED IN BOOK 307 OF MAPS, PAGE 29, AND WITH A NORTHERN BOUNDARY 20.14 FEET SOUTH OF THE NORTHERN BOUNDARY OF SAID PARCEL 1. THIS STRIP RUNS A DISTANCE OF 85.98 FEET FROM THE EAST BOUNDARY OF SAID PARCEL 1 TO THE WEST BOUNDARY OF PARCEL 1.

APN:  326-34-071

EXHIBIT A-1

EXHIBIT B

PERSONAL PROPERTY

None.

EXHIBIT B-1

EXHIBIT C-1

APPLE TENANT ESTOPPEL FORM

[NOTE TO DRAFT: BUYER’S REVISIONS TO FORM ARE SUBJECT TO APPROVAL BY APPLE PRIOR TO DATE OF THIS AGREEMENT]

TENANT ESTOPPEL CERTIFICATE

10001 N. De Anza Blvd.

The undersigned as Tenant under that certain Lease (as amended or supplemented to the extent described below in Paragraph 1, the “Lease”) made and entered into as of March 11, 2016 by and between De Anza DH Properties LLC, a Delaware limited liability company (as successor-by-assignment to VII-FCP DeAnza Owner, LLC), as Landlord, and the undersigned as Tenant, for premises in the office building located at 10001 North De Anza Boulevard, Cupertino, California (the “Premises”), certifies to [____________] (“Purchaser”) and its successors and assigns as follows:

1.The Lease is in full force and effect and has not been modified, supplemented or amended, except for that certain: (i) Subordination Agreement, Acknowledgment of Lease Assignment, Estoppel, Attornment and Non-Disturbance Agreement dated March 11, 2016 among VII-FCP DeAnza Owner, LLC, Tenant and Wells Fargo Bank, National Association, (ii) Revised Commencement Date Memorandum dated May 17, 2016, and (iii) First Amendment to Lease dated December 12, 2016 (the “First Amendment”).  Tenant is in possession of the Premises and has not assigned the Lease or subleased any part of the Premises.

2.The Lease Term commenced on March 17, 2016, and the Lease Term expires on April 30, 2026, unless the Lease is earlier terminated or extended to the extent permitted in the Lease. Except as provided in the Lease, there are no options to extend the Lease Term.

3.Base Monthly Rent became payable on April 16, 2016.  The current monthly installment of Base Rent is $[________].  Tenant’s Proportionate Share is 100%, as set forth in Paragraph 5 of the Lease.

4.To Tenant’s actual knowledge, all monthly installments of Base Monthly Rent, all Operating Expenses payments and all monthly installments of estimated Operating Expenses have been paid when due through [________], 2021.  No rental has been paid more than thirty (30) days in advance.  To Tenant’s actual knowledge, there are no existing defenses, credits, offsets, free or abated rents which Tenant has against the enforcement of the Lease.

5.Tenant has not delivered any written notice to Landlord regarding a default by Landlord under the Lease, and to Tenant’s actual knowledge, no circumstance currently exists that, but for the giving of notice or the passage of time or both, would constitute a default by Landlord under the Lease.

6.Tenant has received in full from Landlord the “TI Allowance” (as described in Section 2 of the “Workletter” attached as Exhibit C to the Lease), the “Test Fit Allowance” (as that term is defined in Section 2.4 of the Workletter), the “Landlord’s Share of ADA Compliance Work Costs” (as that term is defined in Section 2.5 of the Workletter), the “Lump Sum Payment” (as that term is defined in Section 1 of the First Amendment), and the “Landlord’s Contribution” (as that term is defined in Section 5 of the First Amendment).  None of the TI Allowance, the Test Fit Allowance, the Landlord’s Share of ADA Compliance Work Costs, the Lump Sum Payment, or the Landlord’s Contribution remain outstanding.

7.Tenant has no option or right to purchase the Premises or any portion thereof, except for the Right of First Offer to Purchase which applies only to the sale of the Premises to a Competitor Group as expressly set forth in Section 43 of the Lease.  The Right of First Offer to Purchase does not apply with respect to the sale of the Premises to an entity controlled by Cantor Fitzgerald, L.P.

EXHIBIT C-1-1

8.To Tenant’s actual knowledge, Tenant is not obligated to, and has not, provided a security deposit to Landlord under the Lease.

9.Tenant’s interest under the Lease has not been assigned by Tenant, and no sublease, concession agreement or license covering the Premises or any portion thereof has been entered into by Tenant.

10.As of the date of this Tenant Estoppel Certificate, Tenant’s notice address for purposes of the Lease remains as set forth in the Lease.

11.The undersigned acknowledges that this Tenant Estoppel Certificate may be delivered to Landlord, to Purchaser, or to a prospective lender or mortgagee, or to their respective successors and/or assigns (each a “Reliance Party”) and acknowledges that each Reliance Party will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises is a part.

12.This Tenant Estoppel Certificate is being executed and delivered by Tenant subject to the terms and conditions contained in Addendum 1 attached hereto.

13.Capitalized terms not otherwise defined herein shall have the same meaning ascribed to them in the Lease.

Executed at	on the	day of	, 2021.

Tenant:

APPLE INC.,
a California corporation

By:
Name:
Its:

EXHIBIT C-1-2

Addendum 1 to Tenant Estoppel Certificate dated [________], 2021

10001 North De Anza Boulevard - Cupertino, California

This Tenant Estoppel Certificate is being executed and delivered by Tenant subject to the terms and conditions contained in this Addendum 1.

This Addendum 1 amends the attached Tenant Estoppel Certificate (the “Estoppel Certificate”) dated [________], 2021.

The statements in the Estoppel Certificate when specified to Tenant’s actual knowledge as of the date thereof are made without any duty of independent inquiry.  Without limiting the effect of the estoppel described in the next paragraph, the Estoppel Certificate does not amend the Lease, impose new obligations or duties on the Tenant, increase any obligations or duties of the Tenant, or decrease any of its rights, under the Lease.

In no event shall the issuance of the Estoppel Certificate subject Tenant to any liability whatsoever (other than to create an estoppel, subject to the conditions herein benefiting the Reliance Parties), despite the negligent or otherwise inadvertent failure of Tenant to disclose correct or relevant information.  The Estoppel Certificate will not constitute a waiver with respect to any act of Landlord for which approval by Tenant was required, but which was not obtained.  The Estoppel Certificate shall not serve as an estoppel as against the Reliance Party for whose benefit the Estoppel Certificate was issued if (a) the matters certified to are contained in the Lease, or (b) such Reliance Party has actual knowledge of the matters in the Estoppel Certificate.

In the event of a conflict between this Addendum 1 and other provisions of the Estoppel Certificate, this Addendum 1 shall control.

EXHIBIT C-1-3

TENANT ESTOPPEL CERTIFICATE

10101 N. De Anza Blvd.

[NOTE TO DRAFT: BUYER’S REVISIONS TO FORM ARE SUBJECT TO APPROVAL BY APPLE PRIOR TO DATE OF THIS AGREEMENT]

The undersigned as Tenant under that certain Lease (as amended or supplemented to the extent described below in Paragraph 1, the “Lease”) made and entered into as of March 11, 2016 by and between De Anza DH Properties LLC, a Delaware limited liability company (as successor-by-assignment to VII-FCP DeAnza Owner, LLC), as Landlord, and the undersigned as Tenant, for premises in the office building located at 10101 North De Anza Boulevard, Cupertino, California (the “Premises”), certifies to certifies to [____________] (“Purchaser”) and its successors and assigns as follows:

1.The Lease is in full force and effect and has not been modified, supplemented or amended, except for that certain: (i) Subordination Agreement, Acknowledgment of Lease Assignment, Estoppel, Attornment and Non-Disturbance Agreement dated March 11, 2016 among VII-FCP DeAnza Owner, LLC, Tenant and Wells Fargo Bank, National Association, (ii) Commencement Date Memorandum dated April 18, 2016, and (iii) First Amendment to Lease dated December 12, 2016 (the “First Amendment”). Tenant is in possession of the Premises and has not assigned the Lease or subleased any part of the Premises.

2.The Lease Term commenced on April 1, 2016, and the Lease Term expires on April 30, 2026, unless the Lease is earlier terminated or extended to the extent permitted in the Lease. Except as provided in the Lease, there are no options to extend the Lease Term.

3.Base Monthly Rent became payable on May 1, 2016.  The current monthly installment of Base Rent is $[________].  Tenant’s Proportionate Share is 100%, as set forth in Paragraph 5 of the Lease.

4.To Tenant’s actual knowledge, all monthly installments of Base Monthly Rent, all Operating Expenses payments and all monthly installments of estimated Operating Expenses have been paid when due through [________], 2021.  No rental has been paid more than thirty (30) days in advance.  To Tenant’s actual knowledge, there are no existing defenses, credits, offsets, free or abated rents which Tenant has against the enforcement of the Lease.

5.Tenant has not delivered any written notice to Landlord regarding a default by Landlord under the Lease, and to Tenant’s actual knowledge, no circumstance currently exists that, but for the giving of notice or the passage of time or both, would constitute a default by Landlord under the Lease.

6.Tenant has received in full from Landlord the “TI Allowance” (as described in Section 2 of the “Workletter” attached as Exhibit C to the Lease), the “Test Fit Allowance” (as that term is defined in Section 2.4 of the Workletter), “Landlord’s Share of ADA Compliance Work Costs” (as that term is defined in Section 2.5 of the Workletter), and the “Lump Sum Payment” (as that term is defined in Section 1 of the First Amendment).  None of the TI Allowance, the Test Fit Allowance, Landlord’s Share of ADA Compliance Work Costs, and Lump Sum Payment remain outstanding.

7.Tenant has no option or right to purchase the Premises or any portion thereof, except for the Right of First Offer to Purchase which applies only to the sale of the Premises to a Competitor Group as expressly set forth in Section 43 of the Lease.  The Right of First Offer to Purchase does not apply with respect to the sale of the Premises to an entity controlled by Cantor Fitzgerald, L.P.

8.Tenant’s interest under the Lease has not been assigned by Tenant, and no sublease, concession agreement or license covering the Premises or any portion thereof has been entered into by Tenant.

EXHIBIT C-1-4

9.To Tenant’s actual knowledge, Tenant is not obligated to, and has not, provided a security deposit to Landlord under the Lease.

10.As of the date of this Tenant Estoppel Certificate, Tenant’s notice address for purposes of the Lease remains as set forth in the Lease.

11.The undersigned acknowledges that this Tenant Estoppel Certificate may be delivered to Landlord, to Purchaser, or to a prospective lender or mortgagee, or to their respective successors and/or assigns (each a “Reliance Party”) and acknowledges that each Reliance Party will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises is a part.

12.This Tenant Estoppel Certificate is being executed and delivered by Tenant subject to the terms and conditions contained in Addendum 1 attached hereto.

13.Capitalized terms not otherwise defined herein shall have the same meaning ascribed to them in the Lease.

Executed at	on the	day of	, 2021.

Tenant:

APPLE INC.,

a California corporation

By:
Name:
Its:

EXHIBIT C-1-5

Addendum 1 to Tenant Estoppel Certificate dated [_______], 2021

10101 North De Anza Boulevard - Cupertino, California

This Tenant Estoppel Certificate is being executed and delivered by Tenant subject to the terms and conditions contained in this Addendum 1.

This Addendum 1 amends the attached Tenant Estoppel Certificate (the “Estoppel Certificate”) dated [________], 2021.

The statements in the Estoppel Certificate when specified to Tenant’s actual knowledge as of the date thereof are made without any duty of independent inquiry.  Without limiting the effect of the estoppel described in the next paragraph, the Estoppel Certificate does not amend the Lease, impose new obligations or duties on the Tenant, increase any obligations or duties of the Tenant, or decrease any of its rights, under the Lease.

In no event shall the issuance of the Estoppel Certificate subject Tenant to any liability whatsoever (other than to create an estoppel, subject to the conditions herein benefiting the Reliance Parties), despite the negligent or otherwise inadvertent failure of Tenant to disclose correct or relevant information.  The Estoppel Certificate will not constitute a waiver with respect to any act of Landlord for which approval by Tenant was required, but which was not obtained. The Estoppel Certificate shall not serve as an estoppel as against the Reliance Party for whose benefit the Estoppel Certificate was issued if (a) the matters certified to are contained in the Lease, or (b) such Reliance Party has actual knowledge of the matters in the Estoppel Certificate.

In the event of a conflict between this Addendum 1 and other provisions of the Estoppel Certificate, this Addendum 1 shall control.

EXHIBIT C-1-6

EXHIBIT C-2

FORM OF TAMBELLINI GROUND LESSOR ESTOPPEL CERTIFICATE

GROUND LEASE ESTOPPEL CERTIFICATE

[NOTE TO DRAFT: BUYER’S REVISIONS TO FORM ARE SUBJECT TO APPROVAL BY GROUND LESSOR PRIOR TO DATE OF THIS AGREEMENT]

THIS GROUND LEASE ESTOPPEL CERTIFICATE (“Estoppel Certificate”) is made and executed as of this ____ day of ____________, 2021 (the “Estoppel Date”) by TAMBELLINI DEANZA PROPERTIES, LLC, a California limited liability company (“Landlord”) to and for the benefit of DE ANZA DH PROPERTIES LLC, a Delaware limited liability company (“Tenant”), and ___________________, a __________________ (“Buyer”).

RECITALS

A.Landlord holds fee title to certain real property located in Cupertino, California which is legally described as set forth on Exhibit A attached hereto (the “Premises”).

B.Tenant is the holder of the leasehold estate in the Premises pursuant to the Ground Lease (hereafter defined).

C.Buyer has agreed to purchase the leasehold estate in the Premises from Tenant.

D.It is a condition of Buyer agreeing to purchase the leasehold estate in the Premises \that Landlord shall have executed and delivered this document.

NOW, THEREFORE, pursuant to Section 30 of the Ground Lease Landlord hereby certifies to Tenant, Buyer, and Lender (and their successors and assigns) as follows:

1.Lease. The following documents constitute the entire agreement between Landlord and Tenant with respect to such lease: Ground Lease dated July 22, 1983 between U.A. Tambellini (predecessor to Landlord) and William Kelley, Rayne Kelley, Ryland Kelley and Shirley Kelley (“The Kelleys”), as amended, modified, and assigned by that certain Memorandum of Ground Lease recorded August 3, 1983 as Instrument No. 7769118 in Book H 777, Page 649 of Official Records of Santa Clara, California (“Official Records”); First Amendment to Ground Lease dated March 18, 1986 between U.A. Tambellini and De Anza Plaza Associates, a California limited partnership (“DAPA”) (successor in interest to The Kelleys); Memorandum of Agreement of Ground Lease recorded April 1, 1986 as Instrument No. 8734984 in Book J 645, Page 1016 of Official Records; Affirmation of Ground Lease and Attornment Agreement dated February 22, 1994 between U.A. Tambellini and Fidelity Federal Bank (“FFB”) (successor in interest to DAPA), recorded April 28, 1994 as Instrument No. 12472906 in Book N 419, Page 615 of Official Records; Second Amendment to Ground Lease dated August 20, 2007 between U.A. Tambellini, as Trustee of the U.A. Tambellini Family Trust under Declaration of Trust dated May 21, 1992, as Lessor, and 500 Forbes, LLC, a California limited liability company, and Moulds 500 Forbes Associates, LLC, a Delaware limited liability company, as tenants in common, collectively, as Lessee; Assignment and Assumption of Ground Leases and Deed of Improvements effective as of December 14, 2016 and recorded December 14, 2016 as Instrument No. 23533064, and intervening assignments recorded February 27, 1984 in Book 1333, Page 161 as Instrument No. 7988094; May 17, 1993 in Book M 778, Page 467 as Instrument No. 11907104; August 16, 1996 as Instrument No. 13411135; April 21, 1998 as Instrument No. 14150514 and Instrument No. 14150519; June 27, 2000 as Instrument No. 15292439; and August 23, 2007 as Instrument No. 19560623 all of Official Records (collectively, the “Ground Lease”).  The Ground Lease has not been modified, changed, altered or amended in any respect except as set forth above. A correct and complete copy of the Ground Lease is attached as Exhibit B.  Except as set forth above, there have been no amendments to or modifications of the Ground Lease. The Ground Lease is in full force and effect.

EXHIBIT C-2-1

2.Lessee. Landlord hereby acknowledges that, to Landlord’s knowledge, the current holder of the leasehold estate created by the Lease is Tenant.

3.Monthly Rent. The monthly rent due under the Ground Lease for the calendar month of [________] 2021 is $[________] per month. The monthly rent has been paid through ____________, 2021.

4.Security Deposit. The amount of Security Deposit held by Landlord is $[________].

5.Right of First Refusal Declined.  Landlord has declined its right of first refusal with respect to the sale of the improvements constructed on the Premises to Buyer under Section 32 of the Ground Lease in accordance with the letter attached hereto as Exhibit B.

6.Mortgage of Buyer’s Interest in Ground Lease. Buyer may encumber its leasehold interest and estate in the Premises, together with all buildings and improvements placed thereon as security for any indebtedness provided that the deed of trust or mortgage documents shall meet the requirements of Section 11(a) of the Ground Lease.

7.Term.  The stated term under the Ground Lease is [______] years, terminating on [_____].

8.Consent. Landlord hereby grants its consent to Tenant’s assignment and transfer of Tenant’s right, title and interest in the Ground Lease to Buyer. Effective upon the effective date (the “Effective Date”) of such assignment by Tenant to Buyer, Landlord hereby fully and forever relieves and releases Tenant from any and all duties and obligations under the Ground Lease which arise or accrue on or after the Effective Date.

9.Reliance. The undersigned hereby acknowledges that Tenant, Buyer, and Lender (if any) (and their successors and assigns) are relying on this Estoppel Certificate and its provisions in entering into the sale agreement and financing for Buyer’s purchase of Tenant’s leasehold interest in the Premises.

10.Governing Law. This Estoppel Certificate and all rights, obligations and liabilities arising hereunder shall be governed by the internal laws and decisions of the State of California.

11.Captions. The captions and headings contained in this Estoppel Certificate are for convenience only and shall not be used to construe or interpret the terms or provisions of this Estoppel Certificate.

12.Limitations. The foregoing certifications shall not be deemed to be an affirmative representation, warranty or covenant and shall in no event subject Landlord and its successors or transferees to any liability whatsoever, the sole effect of the same being to estop Landlord and its successors or transferees from making any assertions contrary to said certifications. Other than such estoppel, nothing in this certification shall limit or alter the rights and remedies of Landlord and its successors or transferees under the Lease.

EXHIBIT C-2-2

IN WITNESS WHEREOF, this Estoppel Certificate has been executed as of the Estoppel Date.

LANDLORD:

TAMBELLINI DEANZA PROPERTIES, LLC,
a California limited liability company

By:
Name:	U.A. Tambellini

EXHIBIT C-2-3

EXHIBIT A

LEGAL DESCRIPTION

10001 North De Anza Boulevard

All that certain Real Property in the City of Santa Clara, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

PARCEL A, AS SHOWN UPON THAT MAP RECORDED IN THE OFFICE OF THE RECORDER, COUNTY OF SANTA CLARA, ON FEBRUARY 23, 1984 IN BOOK 524 OF MAPS, PAGES 48, 49 AND 50.

PARCEL TWO:

A NON-EXCLUSIVE EASEMENT FOR PEDESTRIAN AND VEHICULAR ACCESS APPURTENANT TO PARCEL ONE HEREIN AS GRANTED JANUARY 09, 1984 IN BOOK I216, PAGE 696 OF OFFICIAL RECORDS, DESCRIBED AS FOLLOWS:

A STRIP OF LAND WITI-I A SOUTHERN BOUNDARY 45.14 FEET SOUTH OF THE NORTHERN BOUNDARY OF PARCEL 1 OF THE MAP RECORDED IN BOOK 307 OF MAPS, PAGE 29, AND WITH A NORTHERN BOUNDARY 20,14 FEET SOUTH OF THE NORTHERN BOUNDARY OF SAID PARCEL 1. THIS STRIP RUNS A DISTANCE OF 85.98 FEET FROM THE EAST BOUNDARY OF SAID PARCEL 1 TO THE WEST BOUNDARY OF PARCEL 1.

APN: 326-34-074

EXHIBIT C-2-1

EXHIBIT B

LETTER DOCUMENTING LESSOR’S DECLINING RIGHT OF FIRST REFUSAL

[SEE ATTACHED]

EXHIBIT C-2-1

VIA OVERNIGHT COURIER AND E-MAIL

_____________, 2021

Tambellini DeAnza Properties, LLC

U.A. Tambellini

3875 Dry Creek Road

Healdsburg, CA 95448

Re:

Ground lease dated as of July 22, 1983 (the “Original Ground Lease,” and as amended, the “Ground Lease”), between TAMBELLINI DEANZA PROPERTIES, LLC, a California limited liability company (the “Lessor”), and DE ANZA DH PROPERTIES LLC, a Delaware limited liability company (as successor-by-assignment to VII-FCP DEANZA, LLC, a Delaware limited liability company) (the “Lessee”), for certain premises located at 10001 N. DeAnza Boulevard, Cupertino, CA (the “Premises”); Lessee's Offer

Dear Mr. Tambellini:

Section 32 of the Original Ground Lease provides Lessor a one-time Right of First Refusal to purchase all the improvements constructed on the Premises (the “Sale Improvements”). However, as an accommodation to Lessor, and to remove any doubt as to Lessor’s obligation to estop to the extinguishment of such Right of First Refusal, this letter shall serve as Lessee’s Offer to sell all the improvements to Lessor. All capitalized terms used in this letter but not defined shall have the meaning set forth in the Ground Lease.

Lessee desires to sell the Sale Improvements to an Other Buyer pursuant to the terms of a bona fide Offer from such Other Buyer.  The terms and conditions of this Lessee’s Offer to Lessor reflect the terms and conditions contained in the Other Buyer’s Offer with respect to the Premises, except where such terms and conditions are determined in accordance with Section 32 of the Original Ground Lease.

1. $63,750,000 (the “Purchase Price”).

2.DEPOSIT: A deposit in the amount of $1,000,000, shall be placed into escrow within one (1) business days of acceptance of this Offer, and an additional $1,000,000 shall be placed into escrow within one (1) business day after the expiration of the Due Diligence Period.  Such deposits shall remain applicable to the Purchase Price.  Upon expiration of the Due Diligence Period the deposits shall be non-refundable.

3. DUE DILIGENCE PERIOD: Buyer shall have thirty (30) days following acceptance of this Offer to perform due diligence.

4.NO FINANCING CONTINGENCY: The transaction is not subject to any financing contingency.  Buyer has, or will have at the close of escrow, sufficient cash or other sources of immediately good funds to enable it to make payment of the Purchase Price and any other amounts to be paid.

5.CLOSING DATE: Buyer shall have 20 days following the expiration of the Due Diligence Period to close escrow for the purchase as required under the terms of the Ground Lease.

Pursuant to Section 32(a) of the Lease, Lessor shall have until ________________ [15 days after delivery of this notice], to provide notice to Lessee of its election to exercise its Right of First Refusal to purchase the Sale Improvements at the Purchase Price.  If we do not receive a written response from Lessor within the foregoing time period, Lessor shall be deemed to have elected not to exercise its Right of First Refusal, and Lessee shall have the right to complete the proposed sale of the Sale Improvements for a purchase price no more favorable to the Other Buyer than the Purchase Price specified in this Offer.

If you are able to immediately determine that Lessor has no intention of exercising its Right of First Refusal, we would appreciate your quick response to that effect by dating and executing this Offer notice in accordance with

EXHIBIT C-2-1

the signature instructions provided below, emailing a pdf of your response to peter.jun@madisonmarquette.com as soon as possible, and mailing the signed original response as set forth below:

De Anza DH Properties LLC

1000 Maine Ave, SW, Suite 300

Washington, DC 20024

Attention:  Peter T. Jun

Please feel free to call Peter Jun at (212) 561-2822 or Max Frankel at (415) 277-6822 with any questions regarding the Offer notice.  We look forward to receiving your response soon.

Sincerely,

Cc:	Boise Ding, Mayer Brown
Kwon Lee, Mayer Brown

Lessor’s Right of First Refusal is hereby:  ⁪ Exercised  X Declined

"Lessor":

Tambellini DeAnza Properties, LLC, a California limited liability company

By:
Its:

EXHIBIT C-2-2

EXHIBIT C-3

FORM OF WATERDRAGON GROUND LESSOR ESTOPPEL CERTIFIFCATE

LESSOR’S ESTOPPEL RE GROUND LEASE

[NOTE TO DRAFT: BUYER’S REVISIONS TO FORM ARE SUBJECT TO APPROVAL BY GROUND LESSOR PRIOR TO DATE OF THIS AGREEMENT]

Waterdragon 289, LLC, a California limited liability company, as successor-in-interest to Russell M. Bate and Mary Lou Bate (“Landlord”), holds fee title to certain real property located in Cupertino, California described in Exhibit A attached hereto (the “Premises”).  De Anza DH Properties LLC, a Delaware limited liability company (“Tenant”) is the holder of the leasehold estate in the Premises under the Ground Lease (hereafter defined) pursuant to the Assignment and Assumption of Ground Lease and Deed of Improvements between VII-FCP DeAnza Owner LLC (“Original Tenant”) and Tenant (hereafter defined).  [________], a [________] (“Buyer”) has agreed to purchase Tenant’s leasehold interest in the Premises.  It is a condition of Buyer agreeing to purchase Tenant’s leasehold interest in the Premises that Landlord shall have executed and delivered this document.  Landlord hereby represents, warrants and certifies to Tenant, Buyer, any Buyer’s lender, and to their successors and assigns as follows:

1.Landlord is leasing the Premises to Tenant, as ground lessee under the Ground Lease (as defined below).

2.The following documents constitute the entire agreement between Landlord and Tenant with respect to such lease: Ground Lease dated February 25, 1982 (the “Original Ground Lease”), by and between Russell M. Bate and Mary Lou Bate, together, as Lessor (“The Bates”), and William K. Kelley, Rayna S. Kelley, Ryland Kelley, and Shirley Sneath Kelley, collectively, as Lessee, as amended, modified, and assigned by that certain Memorandum of Ground Lease recorded March 4, 1982 as Instrument No. 7294129 in Book G 635, Page 279 of Official Records of Santa Clara, California (“Official Records”); First Amendment to Ground Lease dated March 28, 1986 (the “First Amendment”), by and between The Bates and De Anza Plaza Associates, a California limited partnership (“DAPA”) (as successor in interest from The Kelleys); Affirmation of Ground Lease and Attornment Agreement recorded November 22, 1993 as Instrument No. 12225420 in Book N 149, Page 1881 of Official Records; Lessor’s Estoppel and Agreement Re Ground Lease recorded August 23, 2007 as Instrument No. 19560625 in Official Records; Assignment and Assumption of Ground Leases and Deed of Improvements dated December 14, 2016 and recorded December 14, 2016 as Instrument No. 23533063 between VII-FCP DeAnza Owner LLC and Tenant, and intervening assignments recorded February 27, 1984 in Book 1333, Page 161 as Instrument No. 7988094; May 17, 1993 in Book M 778, Page 467 as Instrument No. 11907104; August 16, 1996 as Instrument No. 13411136; April 21, 1998 as Instrument No. 14150513 and Instrument No. 14150518; June 27, 2000 as Instrument No. 15292438; and August 23, 2007 as Instrument No. 19560623, all of Official Records (collectively, the “Lease Documents”).  Landlord also previously delivered that certain Lessor’s Estoppel and Agreement re Ground Lease dated as of August 15, 2013, that certain Lessor’s Estoppel and Agreement re Ground Lease dated March 7, 2016, and that certain Lessor’s Estoppel and Agreement re Ground Lease dated December 9, 2016 (together, the “Previous Estoppels”).  The Lease Documents and Previous Estoppels are collectively referred to herein as the “Ground Lease.” The Ground Lease has not been modified, changed, altered or amended in any respect, except as set forth above.  A correct and complete copy of the Ground Lease is attached hereto as Exhibit B.  The Ground Lease is valid and in full force and effect on the date hereof in accordance with its terms.

3.Tenant is currently obligated to pay Base Monthly Rent of $[________] per month and such Base Monthly Rent has been paid through [________], 2021.  As of the date hereof, all Base Monthly Rent and other sums or charges required to be paid by Tenant to Landlord under the Ground Lease have been paid and no rent or other sums or charges are due from Tenant, except as regularly occurring under the terms of the Ground Lease, to Landlord.

4.Landlord currently holds a security deposit of $[_________].

5.Neither Landlord nor, to Landlord’s actual knowledge, Tenant is in default under the Ground Lease, nor are there any state of facts which, with notice, the passage of time, or both, would result in a breach or default on

EXHIBIT C-3-1

the part of either Tenant or Landlord.  No claim, controversy, dispute, quarrel or disagreement exists between Tenant and Landlord.

6.Landlord has no right of refusal or option to purchase the leasehold interest created by the Ground Lease.  Neither the fee interest in the Premises, nor Landlord’s interest in the Ground Lease, is subject to any mortgage, pledge or other encumbrance that remains outstanding.

7.Landlord has not sold all or any portion of the Premises as described in Section 32 of the Original Ground Lease, and therefore, Tenant’s Right of First Refusal (as defined in Section 32 of the Original Ground Lease) remains in full force and effect.

8. Section 1(A) of the First Amendment provides that Landlord will enter into a new lease with Lender after (i) a non-curable default that is not cured by Tenant, (ii) a termination by Landlord due to any default or (iii) upon acquisition of the leasehold by foreclosure. Landlord acknowledges that, notwithstanding the foregoing, Landlord shall enter into a new lease with any Buyer’s lender, its successors or assigns, upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding, provided that such Buyer’s lender shall have first cured all monetary defaults under the Ground Lease.

9.The stated term under the Ground Lease is ninety-nine (99) years, terminating on March 31, 2081.

10.Landlord hereby grants its consent to Tenant’s assignment and transfer of Tenant’s right, title and interest in the Ground Lease to Buyer.

This Estoppel and Agreement and all rights, obligations and liabilities arising hereunder shall be governed by the internal laws and decisions of the State of California.  This Estoppel and Agreement is made by Landlord to Tenant, Buyer, and Buyer’s lender in connection with Buyer’s purchase of Tenant’s leasehold interest created by the Ground Lease.  This Estoppel and Agreement may be relied on by Tenant, Buyer, and Buyer’s lender and any other successors and assigns.

Dated:	, 2021 (the “Effective Date”)

WATERDRAGON 289, LLC,
a California limited liability company

By:
Name:	Carolyn Johnson
Title:	Managing Member

EXHIBIT C-3-2

EXHIBIT A

Premises

10101 North De Anza Boulevard

All that certain Real Property in the City of Cupertino, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

PARCEL A AS SHOWN UPON THAT MAP RECORDED IN THE OFFICE OF THE RECORDER, COUNTY OF SANTA CLARA, ON FEBRUARY 23, 1984 IN BOOK 524 OF MAPS, PAGES 51, 52 AND 53.

PARCEL TWO:

A NON-EXCLUSIVE EASEMENT FOR PEDESTRIAN AND VEHICULAR ACCESS APPURTENANT TO PARCEL THREE HEREIN AS GRANTED JANUARY 09, 1984 IN BOOK 1216, PAGE 696 OF OFFICIAL RECORDS, DESCRIBED AS FOLLOWS:

A STRIP OF LAND WITH A SOUTHERN BOUNDARY 45.14 FEET SOUTH OF THE NORTHERN BOUNDARY OF PARCEL 1 OF THE MAP RECORDED IN BOOK 307 OF MAPS, PAGE 29, AND WITH A NORTHERN BOUNDARY 20.14 FEET SOUTH OF THE NORTHERN BOUNDARY OF SAID PARCEL 1.  THIS STRIP RUNS A DISTANCE OF 85.98 FEET FROM THE EAST BOUNDARY OF SAID PARCEL 1 TO THE WEST BOUNDARY OF PARCEL 1.

APN: 326-34-071

EXHIBIT C-3-3

EXHIBIT B

Ground Lease

[attached.]

EXHIBIT C-3-4

EXHIBIT D-1

FORM OF GROUND LEASE ASSIGNMENT (Tambellini)

RECORDING REQUESTED BY AND WHEN RECORDED RETURN IT AND MAIL ALL TAX STATEMENTS TO: [________] [________] [_________] [________]

(Above Space For Recorder’s Use Only)

APNs: 326-34-074

The undersigned Assignor declares:

Documentary Transfer Tax is $___________

computed on full value of the property conveyed.

City of Cupertino, County of Santa Clara, State of California.

ASSIGNMENT AND ASSUMPTION OF GROUND LEASE AND DEED OF IMPROVEMENTS

I.Assignment. For valuable consideration, receipt of which is hereby acknowledged, DE ANZA DH PROPERTIES LLC, a Delaware limited liability company (“Assignor”), hereby grants, assigns, delivers and transfers to [________], a __________________ (“Assignee”), the following:

A.All of Assignor’s rights, title and interest, in, to and under the “Ground Lease” described on Exhibit A-1, which Ground Lease pertain to that certain land described on Exhibit A-2 attached hereto and incorporated herein by this reference (the “Land”), together with any and all rights and appurtenances in any way belonging to Assignor; and

B.All of Assignor’s right, title and interest in and to the real property improvements located in or on the Land (the “Improvements,” and collectively with the Land, “Real Property”).

The foregoing grant, assignment, delivery and transfer shall be effective as of the date of recordation of this Assignment and Assumption of Ground Lease in the Official Records of Santa Clara, California (“Effective Date”), and is expressly made subject to:

1.Real estate taxes and assessments.

2.All other covenants, conditions, restrictions, reservations, rights, rights-of-way, easements, encumbrances, liens and title matters, whether or not of record or visible from an inspection of the Real Property, and all matters which an accurate survey of the Real Property would disclose.

II.Acceptance and Assumption. For valuable consideration, receipt of which is hereby acknowledged, Assignee hereby (a) accepts the foregoing grant, assignment, delivery and transfer; (b) assumes, for the benefit of Assignor and the Ground Lessor under the Ground Lease, all of the obligations and covenants of the lessee under the Ground Lease first arising or accruing on or after the Effective Date; and (c) agrees, for the benefit of both the Assignor and Ground Lessor, to keep, perform and be bound by all such obligations and covenants and all of the terms and conditions contained in the Ground Lease on the part of the lessee therein to be kept and performed, for all intent and purposes as though the undersigned Assignee was the original tenant thereunder, to the extent such obligations first arise or accrue on or after the Effective Date.

EXHIBIT D-1-1

III.Dispute Costs. In the event of any dispute between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the non-prevailing party shall pay the prevailing party’s reasonable and actual costs and expenses of such dispute, including without limitation, reasonable attorneys’ fees and costs. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.

IV.Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall be deemed one document.

V.Limited Liability. This Assignment is made without recourse and without any express or implied representation or warranty of any kind or nature. Assignee on Assignee’s own behalf and on behalf of Assignee’s agents, members, partners, employees, representatives, successors and assigns hereby agrees that in no event or circumstance shall any of the members, partners, employees, representatives, officers, shareholders, directors or agents of Assignor have any personal liability under this Assignment, or to any of Assignee’s creditors, or to any other party in connection with the Ground Lease or the Real Property.

VI.Successors and Assigns.  This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

[END OF TEXT; SIGNATURES FOLLOW IMMEDIATELY ON NEXT PAGES]

EXHIBIT D-1-2

IN WITNESS WHEREOF, the undersigned have executed this Assignment and Assumption of Ground Lease to be effective as of the date first set forth hereinabove.

ASSIGNOR:

DE ANZA DH PROPERTIES LLC,
a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:
[________],
a [________]

By:
Name:
Title:

EXHIBIT D-1-3

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of
County of

On	, before me,
(Insert name of notary)

Notary Public, personally appeared ___________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

EXHIBIT D-1-4

Exhibit A-1

Ground Lease

Ground Lease dated July 22, 1983 between U.A. Tambellini and William Kelley, Rayne Kelley, Ryland Kelley and Shirley Kelley (“The Kelleys”), as amended, modified, and assigned by that certain:

•Memorandum of Ground Lease recorded August 3, 1983 as Instrument No. 7769118 in Book H 777, Page 649 of Official Records of Santa Clara, California (“Official Records”);

•First Amendment to Ground Lease dated March 18, 1986 between U.A. Tambellini and De Anza Plaza Associates, a California limited partnership (“DAPA”);

•Memorandum of Agreement of Ground Lease recorded April 1, 1986 as Instrument No. 8734984 in Book J 645, Page 1016 of Official Records;

•Affirmation of Ground Lease and Attornment Agreement dated February 22, 1994 between U.A. Tambellini and Fidelity Federal Bank (“FFB”), recorded April 28, 1994 as Instrument No. 12472906 in Book N 419, Page 615 of Official Records;

•Second Amendment to Ground Lease dated August 20, 2007 between U.A. Tambellini, as Trustee of the U.A. Tambellini Family Trust under Declaration of Trust dated May 21, 1992, as Lessor, and 500 Forbes, LLC, a California limited liability company, and Moulds 500 Forbes Associates, LLC, a Delaware limited liability company, as tenants in common, collectively, as Lessee; and

•Assignment and Assumption of Ground Leases and Deed of Improvements dated December 14, 2016 and recorded December 14, 2016 in Instrument No. 23533064 between VII-FCP DEANZA OWNER, LLC, as assignor, and DE ANZA DH PROPERTIES LLC, as assignee;  and intervening assignments recorded February 27, 1984 in Book I 333, Page 161 as Instrument No. 7988094; May 17, 1993 in Book M 778, Page 467 as Instrument No. 11907104; August 16, 1996 as Instrument No. 13411135;April 21, 1998 as Instrument No. 14150514 and Instrument No. 14150519; June 27, 2000 as Instrument No. 15292439; and August 23, 2007 as Instrument No. 19560623, all of Official Records.

EXHIBIT D-1-5

Exhibit A-2

Real Property Legal Description

10001 North De Anza Boulevard

All that certain Real Property in the City of Cupertino, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

PARCEL A, AS SHOWN UPON THAT MAP RECORDED IN THE OFFICE OF THE RECORDER, COUNTY OF SANTA CLARA, ON FEBRUARY 23, 1984 IN BOOK 524 OF MAPS, PAGES 48, 49 AND 50.

PARCEL TWO:

A NON-EXCLUSIVE EASEMENT FOR PEDESTRIAN AND VEHICULAR ACCESS APPURTENANT TO PARCEL ONE HEREIN AS GRANTED JANUARY 09, 1984 IN BOOK 1216, PAGE 696 OF OFFICIAL RECORDS, DESCRIBED AS FOLLOWS:

A STRIP OF LAND WITH A SOUTHERN BOUNDARY 45.14 FEET SOUTH OF THE NORTHERN BOUNDARY OF PARCEL 1 OF THE MAP RECORDED IN BOOK 307 OF MAPS, PAGE 29, AND WITH A NORTHERN BOUNDARY 20.14 FEET SOUTH OF THE NORTHERN BOUNDARY OF SAID PARCEL 1. THIS STRIP RUNS A DISTANCE OF 85.98 FEET FROM THE EAST BOUNDARY OF SAID PARCEL 1 TO THE WEST BOUNDARY OF PARCEL 1.

APN: 326-34-074

EXHIBIT D-1-6

Exhibit D-2

FORM OF GROUND LEASE ASSIGNMENT (Waterdragon)

RECORDING REQUESTED BY AND WHEN RECORDED RETURN IT AND MAIL ALL TAX STATEMENTS TO: [________] [________] [________]

(Above Space For Recorder’s Use Only)

APNs: 326-34-071

The undersigned Assignor declares:
Documentary Transfer Tax is $___________
computed on full value of the property conveyed.
City of Cupertino, County of Santa Clara, State of California.

ASSIGNMENT AND ASSUMPTION OF GROUND LEASE AND DEED OF IMPROVEMENTS

I.Assignment.  For valuable consideration, receipt of which is hereby acknowledged, DE ANZA DH PROPERTIES LLC , a Delaware limited liability company (“Assignor”), hereby grants, assigns, delivers and transfers to [________], a ____________________ (“Assignee”), the following:

A.All of Assignor’s rights, title and interest, in, to and under the “Ground Lease” described on Exhibit A-1, which Ground Lease pertain to that certain land described on Exhibit A-2 attached hereto and incorporated herein by this reference (the “Land”), together with any and all rights and appurtenances in any way belonging to Assignor; and

B.All of Assignor’s right, title and interest in and to the real property improvements located in or on the Land (the “Improvements,” and collectively with the Land, “Real Property”).

The foregoing grant, assignment, delivery and transfer shall be effective as of the date of recordation of this Assignment and Assumption of Ground Lease in the Official Records of Santa Clara, California (“Effective Date”), and is expressly made subject to:

1.Real estate taxes and assessments.

2.All other covenants, conditions, restrictions, reservations, rights, rights-of-way, easements, encumbrances, liens and title matters, whether or not of record or visible from an inspection of the Real Property, and all matters which an accurate survey of the Real Property would disclose.

II.Acceptance and Assumption.  For valuable consideration, receipt of which is hereby acknowledged, Assignee hereby (a) accepts the foregoing grant, assignment, delivery and transfer; (b) assumes, for the benefit of Assignor and the Ground Lessor under the Ground Lease, all of the obligations and covenants of the lessee under the Ground Lease first arising or accruing on or after the Effective Date; and (c) agrees, for the benefit of both the Assignor and Ground Lessor, to keep, perform and be bound by all such obligations and covenants and all of the terms and conditions contained in the Ground Lease on the part of the lessee therein to be kept and performed, for all intent and purposes as though the undersigned Assignee was the original tenant thereunder, to the extent such obligations first arise or accrue on or after the Effective Date.

EXHIBIT D-2-1

III.Dispute Costs. In the event of any dispute between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the non-prevailing party shall pay the prevailing party’s reasonable and actual costs and expenses of such dispute, including without limitation, reasonable attorneys’ fees and costs. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.

IV.Counterparts.  This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall be deemed one document.

V.Limited Liability.  This Assignment is made without recourse and without any express or implied representation or warranty of any kind or nature. Assignee on Assignee’s own behalf and on behalf of Assignee’s agents, members, partners, employees, representatives, successors and assigns hereby agrees that in no event or circumstance shall any of the members, partners, employees, representatives, officers, shareholders, directors or agents of Assignor have any personal liability under this Assignment, or to any of Assignee’s creditors, or to any other party in connection with the Ground Lease or the Real Property.

VI. Successors and Assigns.  This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

[END OF TEXT; SIGNATURES FOLLOW IMMEDIATELY ON NEXT PAGES]

EXHIBIT D-2-2

IN WITNESS WHEREOF, the undersigned have executed this Assignment and Assumption of Ground Lease to be effective as of the date first set forth hereinabove.

ASSIGNOR:

DE ANZA DH PROPERTIES LLC,
a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:

[________],
a Delaware limited liability company

By:
Name:
Title:

EXHIBIT D-2-3

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of
County of

On	, before me,
(Insert name of notary)

Notary Public, personally appeared ___________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

EXHIBIT D-2-4

Exhibit A-1

Ground Lease

Ground Lease dated February 25, 1982, by and between Russell M. Bate and Mary Lou Bate, together, as Lessor (“The Bates”), and William K. Kelley, Rayna S. Kelley, Ryland Kelley, and Shirley Sneath Kelley, collectively, as Lessee, as amended, modified, and assigned by that certain:

•Memorandum of Ground Lease recorded March 4, 1982 as Instrument No. 7294129 in Book G 635, Page 279 of Official Records of Santa Clara, California (“Official Records”);

•First Amendment to Ground Lease dated March 28, 1986, by and between The Bates and De Anza Plaza Associates, a California limited partnership (“DAPA”);

•Affirmation of Ground Lease and Attornment Agreement recorded November 22, 1993 as Instrument No. 12225420 in Book N 149, Page 1881 of Official Records;

•Lessor’s Estoppel and Agreement Re Ground Lease recorded August 23, 2007 as Instrument No. 19560625 in Official Records; and

•Assignment and Assumption of Ground Leases and Deed of Improvements dated December 14, 2016 and recorded December 14, 2016 as Instrument No. 23533063 between Assignor and Assignee; , and intervening assignments recorded February 27, 1984 in Book I 333, Page 161 as Instrument No. 7988094; May 17, 1993 in Book M 778, Page 467 as Instrument No. 11907104;August 16, 1996 as Instrument No. 13411136; April 21, 1998 as Instrument No. 14150513 and Instrument No. 14150518; June 27, 2000 as Instrument No. 15292438; and August 23, 2007 in Instrument No. 19560623,all of Official Records.

EXHIBIT D-2-5

Exhibit A-2

Real Property Legal Description

10101 North De Anza Boulevard

All that certain Real Property in the City of Cupertino, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

PARCEL A AS SHOWN UPON THAT MAP RECORDED IN THE OFFICE OF THE RECORDER, COUNTY OF SANTA CLARA, ON FEBRUARY 23, 1984 IN BOOK 524 OF MAPS, PAGES 51, 52 AND 53.

PARCEL TWO:

A NON-EXCLUSIVE EASEMENT FOR PEDESTRIAN AND VEHICULAR ACCESS APPURTENANT TO PARCEL THREE HEREIN AS GRANTED JANUARY 09, 1984 IN BOOK 1216, PAGE 696 OF OFFICIAL RECORDS, DESCRIBED AS FOLLOWS:

A STRIP OF LAND WITH A SOUTHERN BOUNDARY 45.14 FEET SOUTH OF THE NORTHERN BOUNDARY OF PARCEL 1 OF THE MAP RECORDED IN BOOK 307 OF MAPS, PAGE 29, AND WITH A NORTHERN BOUNDARY 20.14 FEET SOUTH OF THE NORTHERN BOUNDARY OF SAID PARCEL 1. THIS STRIP RUNS A DISTANCE OF 85.98 FEET FROM THE EAST BOUNDARY OF SAID PARCEL 1 TO THE WEST BOUNDARY OF PARCEL 1.

APN: 326-34-071

EXHIBIT D-2-6

EXHIBIT E

ASSIGNMENT OF LEASES AND CONTRACTS AND BILL OF SALE

This instrument is executed and delivered as of the ____ day of _________, 2021 pursuant to that certain Purchase and Sale Agreement (“Agreement”) dated ____________, 2021, by and between DE ANZA DH PROPERTIES LLC, a Delaware limited liability company (“Seller”), and __________________, a _____________________ (“Purchaser”), covering the real property described in Exhibit A attached hereto (“Real Property”). All initially-capitalized terms not defined herein shall have their meaning as set forth in the Agreement.

1.Sale of Personalty.  For good and valuable consideration, Seller hereby sells, transfers, sets over and conveys to Purchaser all of Seller’s right, title and interest in the Personal Property and the Intangible Personal Property, excluding the Excluded Materials.

2. Assignment of Leases and Contracts.  For good and valuable consideration, Seller hereby assigns, transfers, sets over and conveys to Purchaser, and Purchaser hereby accepts and assumes the obligations of Seller under the following to the extent arising or accruing on and after the date hereof:

(a)Leases.  All of the landlord’s right, title and interest in and to the tenant leases listed in Exhibit B attached hereto (“Leases”) and all guarantees thereof;

(b)Service Contracts  Seller’s right, title and interest in and to the contracts described in Exhibit C attached hereto (the “Contracts”).

3.Agreement Applies.  The covenants, agreements, disclaimers, representations, warranties, indemnities and limitations provided in the Agreement with respect to the Property (including, without limitation, the limitations of liability provided in the Agreement), are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Purchaser and Seller and their respective successors and assigns.

4.Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original and all of which taken together shall constitute one and the same Agreement.

EXHIBIT E-1

IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed as of the date written above.

DE ANZA DH PROPERTIES LLC,
a Delaware limited liability company

By:
Name:
Title:

PURCHASER:

,

By:
Name:
Title:

EXHIBIT E-2

EXHIBIT F

NOTICE TO TENANTS

____________, 2021

To: all tenants of 10001 and 10101 N. DeAnza Boulevard, Cupertino, California Re:10001 and 10101 N. DeAnza Boulevard, Cupertino, California

Dear Tenant:

Please be advised that the premises of which you are a tenant at the above-referenced property, and the landlord’s interest in your lease, were purchased on this date from De Anza DH Properties LLC (“Seller”) by ___________________ (“Purchaser”).  Your security deposit under your lease was transferred to Purchaser.  All payments, rent and otherwise, should be made payable to: ___________________ and directed to:

Very truly yours,

DE ANZA DH PROPERTIES LLC,
a Delaware limited liability company

By:
Name:
Title:

PURCHASER:

,

By:
Name:
Title:

EXHIBIT F

FIRST AMENDMENT TO
PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) dated effective as of June 4, 2021, is made by and between De Anza DH Properties LLC, a Delaware limited liability company (“Seller”), and North De Anza Boulevard, LLC, a Delaware limited liability company (“Purchaser”).

WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement dated as of June 2, 2021 (the “Purchase Agreement”) relating to certain property located in the City of Cupertino, State of California, as more particularly described in the Purchase Agreement (all defined terms not otherwise defined in this Amendment have the same meaning as in the Purchase Agreement); and

WHEREAS, the parties desire to extend the last day of the Due Diligence Period as set forth below;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Amendment to Due Diligence Period; Waiver of Due Diligence Termination Right .  Seller and Purchaser hereby agree that the date set forth in Section 1.1(f) of the Purchase Agreement for the Due Diligence Period to end is hereby extended to June 8, 2021.

2.Effect of this Amendment.  Except as amended and/or modified by this Amendment, the Purchase Agreement is hereby ratified and confirmed and all other terms of the Purchase Agreement shall remain in full force and effect, unaltered and unchanged by this Amendment.  In the event of any conflict between the provisions of this Amendment and the provisions of the Purchase Agreement, the provisions of this Amendment shall prevail.

3.Counterparts; Signatures.  This Amendment may be executed by facsimile or electronic signature and/or in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

4.Governing Law.  This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

[Signature Page Follows]

EXHIBIT F

IN WITNESS WHEREOF, Seller and Purchaser have executed this Amendment to be effective on the date set forth above.

SELLER:

DE ANZA DH PROPERTIES LLC,
a Delaware limited liability company

By:
Name:
Title:

PURCHASER:

NORTH DE ANZA BOULEVARD, LLC,
a Delaware limited liability company

By:
Name:
Title:

EXHIBIT F

SECOND AMENDMENT TO

PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Amendment") dated effective as of June 8, 2021, is made by and between De Anza DH Properties LLC, a Delaware limited liability company ("Seller"), and North De Anza Boulevard, LLC, a Delaware limited liability company ("Purchaser").

WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement dated as of June 2, 2021, as amended by that certain First Amendment to Purchase and Sale Agreement dated June 4, 2021 (as amended, the "Purchase Agreement") relating to certain property located in the City of Cupertino, State of California, as more particularly described in the Purchase Agreement (all defined terms not otherwise defined in this Amendment have the same meaning as in the Purchase Agreement); and

WHEREAS, the parties desire to extend the last day of the Due Diligence Period as set forth below;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Amendment to Due Diligence Period; Waiver of Due Diligence Termination Right. Seller and Purchaser hereby agree that the date set forth in Section 1.1(f) of the Purchase Agreement for the Due Diligence Period to end is hereby extended to June 10, 2021.

2.Effect of this Amendment. Except as amended and/or modified by this Amendment, the Purchase Agreement is hereby ratified and confirmed and all other terms of the Purchase Agreement shall remain in full force and effect, unaltered and unchanged by this Amendment. In the event of any conflict between the provisions of this Amendment and the provisions of the Purchase Agreement, the provisions of this Amendment shall prevail.

3.Counterparts; Signatures. This Amendment may be executed by facsimile or electronic signature and/or in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

4.Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

[Signature Page Follows]

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741867802

EXHIBIT F

IN WITNESS WHEREOF, Seller and Purchaser have executed this Amendment to be effective on the date set forth above.

SELLER:

DE ANZA DH PROPERTIES LLC,
a Delaware limited liability company

By:
Name:
Title:

PURCHASER:

NORTH DE ANZA BOULEVARD, LLC,
a Delaware limited liability company

By:
Name:
Title:

THIRD AMENDMENT TO

PURCHASE AND SALE AGREEMENT

THIS THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Amendment") dated effective as of June 10, 2021, is made by and between De Anza DH Properties LLC, a Delaware limited liability company ("Seller"), and North De Anza Boulevard, LLC, a Delaware limited liability company ("Purchaser").

WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement dated as of June 2, 2021, that First Amendment to Purchase and Sale Agreement dated as of June 4, 2021, and that Second Amendment to Purchase and Sale Agreement dated as of June 8, 2021 (as so amended, the "Purchase Agreement") relating to certain property located in the City of Cupertino, State of California, as more particularly described in the Purchase Agreement (all defined terms not otherwise defined in this Amendment have the same meaning as in the Purchase Agreement); and

WHEREAS, the parties desire to amend the Purchase Agreement as set forth below;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Existing Lawsuit.  From and after the Closing, Seller shall indemnify, defend and hold harmless Purchaser and Purchaser’s members and managers and their respective shareholders, members, managers, directors, officers, affiliates, tenants, agents, employees, successors and assigns (“Purchaser Related Parties”) and the Property from and against any and all losses, costs, damages, claims, liabilities, costs and expenses (including reasonably attorneys’ fees and court costs) incurred by Purchaser or any of Purchaser Related Parties to the extent arising out of or related to that certain matter described as Plotzker, Peter v. City of Cupertino, et al.,

Santa Clara County Superior Court Case Number 19 CV 354371 and any mediation and other proceedings to the extent relating thereto, provided, that, Seller’s indemnity hereunder shall not include any losses, costs, damages or expenses to the extent resulting from the gross negligence or willful misconduct of any of the Purchaser Related Parties or Purchaser.  This indemnity shall survive the Closing, but shall expressly be subject to the limitations on Seller’s liability under Section 9.3 of the Purchase Agreement, provided, however, that solely for purposes of the indemnity set forth in this Section 1, the term “Limitation Period” as used and defined in Section 9.3 of the Purchase Agreement shall mean the period commencing on the Closing Date and continuing through July 31, 2022.

2.Waiver of Due Diligence Termination Right.  Purchaser hereby waives its right to terminate the Purchase Agreement and receive a return of its Earnest Money pursuant to Section 2.4 of the Purchase Agreement.

3.Effect of this Amendment. Except as amended and/or modified by this Amendment, the Purchase Agreement is hereby ratified and confirmed and all other terms of the Purchase Agreement shall remain in full force and effect, unaltered and unchanged by this Amendment. In the event of any conflict between the provisions of this Amendment and the provisions of the Purchase Agreement, the provisions of this Amendment shall prevail.

4.Counterparts; Signatures. This Amendment may be executed by facsimile or electronic signature and/or in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

5.Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

IN WITNESS WHEREOF, Seller and Purchaser have executed this Amendment to be effective on the date set forth above.

SELLER:

DE ANZA DH PROPERTIES LLC,
a Delaware limited liability company

By:
Name:
Title:

PURCHASER:

NORTH DE ANZA BOULEVARD, LLC,
a Delaware limited liability company

By:
Name:
Title:

FOURTH AMENDMENT TO

PURCHASE AND SALE AGREEMENT

THIS FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Amendment") dated effective as of July 7, 2021, is made by and between De Anza DH Properties LLC, a Delaware limited liability company ("Seller"), and North De Anza Boulevard, LLC, a Delaware limited liability company ("Purchaser").

WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement dated as of June 2, 2021, that First Amendment to Purchase and Sale Agreement dated as of June 4, 2021, that Second Amendment to Purchase and Sale Agreement dated as of June 8, 2021, and that Third Amendment to Purchase and Sale Agreement dated as of June 10, 2021 (as so amended, the "Purchase Agreement") relating to certain property located in the City of Cupertino, State of California, as more particularly described in the Purchase Agreement (all defined terms not otherwise defined in this Amendment have the same meaning as in the Purchase Agreement); and

WHEREAS, the parties desire to amend the Purchase Agreement as set forth below;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Closing Date.  The Closing Date is hereby extended from July 8, 2021, to July 15, 2021.  By not later than 12:00 Pacific time on July 8, 2021, Purchaser shall deliver to Escrow Agent a third earnest money deposit in the amount of $3,000,000 (for purposes of this Amendment and the Purchase Agreement, referred to as the “Third Deposit”).  If Purchaser fails to timely deposit the Third Deposit with the Escrow Agent when required in this paragraph, then such failure shall automatically terminate the Purchase Agreement, but without limiting the foregoing Purchaser shall upon request promptly confirm any such termination in writing, and Seller shall have the right to retain the Initial Deposit and the Additional Deposit as liquidated damages, whereupon neither party shall have any further obligations under the Purchase Agreement, as amended hereby, other than those obligations which are expressly made in the Purchase Agreement to survive such termination.

2.Earnest Money. The definition of “Earnest Money” set forth in Section 1.1(e) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

(e)

Earnest Money: $5,000,000 (comprised of an initial earnest money deposit of $1,000,000 (the "Initial Deposit"), a second earnest money deposit of $1,000,000 (the "Additional Deposit") and the Third Deposit) together with any other deposits of earnest money made pursuant to the terms of this Agreement. The definition of "Earnest Money" includes any interest earned thereon.

3.Tenant Estoppel Condition; Ground Lessor Estoppel Condition; Right of First Refusal Declined and Consent to Transfer.  Purchaser hereby acknowledges receipt of the Tenant Estoppel Certificate (with modifications made by Apple approved by Purchaser) executed by Apple for each of its two (2) Leases, which Purchaser agrees were timely delivered by Seller under Section 5.1(b) of the Purchase Agreement, and Purchaser further acknowledges that the Tenant Estoppel Condition is unconditionally satisfied.  Purchaser also acknowledges the Ground Lessor Estoppel Condition and its condition under Section 5.1(e) of the Purchase Agreement have each been unconditionally satisfied. Seller acknowledges its condition under Section 5.2(b) of the Purchase Agreement has been unconditionally satisfied.

4.Effect of this Amendment. Except as amended and/or modified by this Amendment, the Purchase Agreement is hereby ratified and confirmed and all other terms of the Purchase Agreement shall remain in full force and effect, unaltered and unchanged by this Amendment. In the event of any conflict between the provisions of this Amendment and the provisions of the Purchase Agreement, the provisions of this Amendment shall prevail.

5.Counterparts; Signatures. This Amendment may be executed by facsimile or electronic signature and/or in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

6.Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

IN WITNESS WHEREOF, Seller and Purchaser have executed this Amendment to be effective on the date set forth above.

SELLER:

DE ANZA DH PROPERTIES LLC,
a Delaware limited liability company

By:
Name:
Title:

PURCHASER:

NORTH DE ANZA BOULEVARD, LLC,
a Delaware limited liability company

By:
Name:
Title:

FIFTH AMENDMENT TO

PURCHASE AND SALE AGREEMENT

THIS FIFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Amendment") dated effective as of July 14, 2021, is made by and between De Anza DH Properties LLC, a Delaware limited liability company ("Seller"), and North De Anza Boulevard, LLC, a Delaware limited liability company ("Purchaser").

WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement dated as of June 2, 2021, that First Amendment to Purchase and Sale Agreement dated as of June 4, 2021, that Second Amendment to Purchase and Sale Agreement dated as of June 8, 2021, that Third Amendment to Purchase and Sale Agreement dated as of June 10, 2021, and that Fourth Amendment to Purchase and Sale Agreement dated as of July 7, 2021 (the “Fourth Amendment”) (as so amended, the "Purchase Agreement") relating to certain property located in the City of Cupertino, State of California, as more particularly described in the Purchase Agreement (all defined terms not otherwise defined in this Amendment have the same meaning as in the Purchase Agreement); and

WHEREAS, the parties desire to amend the Purchase Agreement as set forth below;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Closing Date.  The Closing Date is hereby extended from July 15, 2021, to July 23, 2021.  By not later than 12:00 Pacific time on July 15, 2021, Purchaser shall deliver to Escrow Agent a fourth earnest money deposit in the amount of $1,500,000 (for purposes of this Amendment and the Purchase Agreement, referred to as the “Fourth Deposit”).  If Purchaser fails to timely deposit the Fourth Deposit with the Escrow Agent when required in this paragraph, then such failure shall automatically terminate the Purchase Agreement, but without limiting the foregoing Purchaser shall upon request promptly confirm any such termination in writing, and Seller shall have the right to retain the Initial Deposit, the Additional Deposit, and the Third Deposit (as defined in the Fourth Amendment) as liquidated damages, whereupon neither party shall have any further obligations under the Purchase Agreement, as amended hereby, other than those obligations which are expressly made in the Purchase Agreement to survive such termination.

2.Earnest Money. The definition of “Earnest Money” set forth in Section 1.1(e) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

(e)

Earnest Money: $6,500,000 (comprised of an initial earnest money deposit of $1,000,000 (the "Initial Deposit"), a second earnest money deposit of $1,000,000 (the "Additional Deposit"), the Third Deposit, and the Fourth Deposit, together with any other deposits of earnest money made pursuant to the terms of this Agreement. The definition of "Earnest Money" includes any interest earned thereon.

3.Seller Closing Credit.  In addition to the other prorations and adjustments to be made as of the Closing Date as set forth in Article 7 of the Purchase Agreement, at the Closing, Seller shall be entitled to a credit in the amount of $350,000, and Escrow Agent shall include such credit on Escrow Agent’s closing statement.

4.Effect of this Amendment. Except as amended and/or modified by this Amendment, the Purchase Agreement is hereby ratified and confirmed and all other terms of the Purchase Agreement shall remain in full force and effect, unaltered and unchanged by this Amendment. In the event of any conflict between the provisions of this Amendment and the provisions of the Purchase Agreement, the provisions of this Amendment shall prevail.

5.Counterparts; Signatures. This Amendment may be executed by facsimile or electronic signature and/or in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

6.Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

IN WITNESS WHEREOF, Seller and Purchaser have executed this Amendment to be effective on the date set forth above.

SELLER:

DE ANZA DH PROPERTIES LLC,
a Delaware limited liability company

By:
Name:
Title:

PURCHASER:

NORTH DE ANZA BOULEVARD, LLC,
a Delaware limited liability company

By:
Name:
Title: